SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

Filed by the Registrant  ☑

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Under §240.14a-12

Amerigon Incorporated

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☑	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and O-11.
(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously by written preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
(1)	Amount previously paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

Amerigon Incorporated

21680 Haggerty Road

Suite 101

Northville, Michigan 48167

NOTICE OF ANNUAL MEETING

Dear Stockholder:

On Thursday, May 14, 2009, Amerigon Incorporated (the “Company”, “Amerigon”, “we” or “us”), will hold its 2009 Annual Meeting at the Company’s offices located at 21680 Haggerty Road, Suite 101, Northville, Michigan 48167. The meeting will begin at 9:30 a.m. (local time).

Only holders of the Company’s common stock at the close of business on the record date, April 9, 2009, are eligible to vote at the Annual Meeting or any adjournments that may take place. At the Annual Meeting, the Company’s stockholders will be asked to consider and act on the following matters:

1. The election of directors to the Board of Directors;

2. The approval of a proposed amendment to the Amerigon Incorporated 2006 Equity Incentive Plan for the purposes of (1) increasing the maximum number of shares of common stock that may be issued pursuant to awards granted under the plan from 1,800,000 to 3,600,000, (2) limiting the number of shares of common stock that may be issued pursuant to “full value awards” granted under the plan from and after April 1, 2009 to 150,000 and (3) defining “change in control” for purposes of the plan; and

3. Such other business as may properly be presented at the meeting.

All stockholders are cordially invited to attend the meeting. Whether or not you expect to attend the meeting, please complete, date and sign the enclosed proxy and return it in the prepaid envelope as promptly as possible to ensure your representation at the meeting. If you return the proxy, you may withdraw your proxy and vote your shares in person if you attend the meeting.

A copy of our 2008 Annual Report, which includes audited financial statements for the year ended December 31, 2008, is being mailed with this proxy statement. We expect that this proxy statement and accompanying proxy will be first sent or given to shareholders on or about April 20, 2009.

By order of the Board of Directors,

Barry G. Steele

Secretary

i

QUESTIONS AND ANSWERS

Q:	What am I voting on?

A:	You are being asked by the Board of Directors to vote on two items:

1.) The election of nominees to serve on the Board of Directors. The election is described on page 4 and information about the nominees can be found beginning on page 13.

2.) A proposal to approve an amendment to the Amerigon Incorporated 2006 Equity Incentive Plan. This proposal is summarized beginning on page 4.

Q:	How does the Board of Directors recommend I vote?

A:	The Board of Directors recommends a vote FOR each of its nominees to serve on the Board of Directors and FOR the proposal to approve an amendment to the Amerigon Incorporated 2006 Equity Incentive Plan.

Q:	Who is entitled to vote?

A:	Only holders of the Company’s common stock or Series A preferred stock at the close of business on the record date, April 9, 2009, are eligible to vote at the Annual Meeting.

Q:	How do I vote?

A:	Complete, sign and date each proxy card you receive and return it in the prepaid envelope so that we receive it before the meeting, or, if you are the registered owner of the shares on the record date, April 9, 2009, attend the meeting and vote in person.

Q:	If I return a proxy card, can I revoke my proxy?

A:	You have the right to revoke your proxy at any time before the meeting by notifying the Company of your revocation or by returning a later-dated proxy card to the Company. If you wish to revoke your proxy, notification or a later-dated proxy card must be sent to Barry G. Steele, Secretary of Amerigon Incorporated, 21680 Haggerty Road, Suite 101, Northville, Michigan 48167, and received by Mr. Steele by 5:00 p.m. on May 13, 2009.

Your attendance at the meeting will not have the effect of revoking any proxy you have given unless you give written notice of revocation to Mr. Steele before the proxy is voted.

Q:	Is my vote confidential?

A:	Proxy cards, ballots and voting tabulations that identify individual shareholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed except: (1) as needed to permit the Company or its transfer agent to verify the validity of proxies, and to tabulate and certify the vote; (2) as required by law; or (3) as appropriate in limited circumstances, such as a proxy contest in opposition to the Board of Directors.

Q:	How do I make sure my vote is counted?

A:	Whether or not you plan to attend the meeting, complete, date and sign each proxy card you receive and return it as promptly as possible so it is received before the meeting. In the absence of instructions, shares represented by valid proxies will be voted as recommended by the Board of Directors.

Q:	What does it mean if I get more than one proxy card?

A:	If your shares are registered differently or are in more than one account, you may receive more than one proxy card. Sign and return all proxy cards to ensure that all your shares are voted. Whenever possible, we encourage you to have all accounts registered in the same name and address. You can accomplish this by contacting our transfer agent, Computershare Limited, in writing at P.O. Box 43021, Providence, RI 02940.

Q:	Can two or more stockholders sharing an address receive only one copy of proxy materials and Company’s annual report in the future?

A.	If you and another stockholder share an address, you can request that only one copy of all future deliveries of proxy materials and the Company’s annual report be delivered to such address by contacting Computershare Limited at P.O. Box 43021, Providence, RI 02940 or (800) 962-4284. Alternatively, if you and another stockholder sharing an address are receiving only one copy of proxy materials or the Company’s annual report but you wish to each receive separate copies of such items, contact Computershare Limited at the address or telephone number above. Upon request, the Company will promptly send you a separate copy of such materials.

Q:	What vote is required to elect Directors and approve the proposals?

A:	As of the record date, April 9, 2009, 21,382,492 shares of the Company’s common stock were issued and outstanding. Each common stockholder is entitled to one vote for each share held. A quorum must be established before the voting may proceed. For a description of a “quorum,” please see “What is a quorum?” below.

With respect to the election of directors, the seven nominees who receive the most votes will be elected directors. Withheld votes will not be deemed votes in determining which nominee receives the most votes.

With respect to the proposal to approve an amendment to the Amerigon Incorporated 2006 Equity Incentive Plan, a vote in favor of the proposal by a majority of the shares represented and voting with respect to such proposal is required for approval.

Q:	What is a “quorum”?

A:	A “quorum” is a majority of the outstanding shares entitled to vote. In order to transact business at the Annual Meeting, a quorum must be present. For determining whether a quorum is present, shares represented at the Annual Meeting in person or by proxy are treated as present. Additionally, shares held by brokers or nominees who return signed and dated proxy cards will be treated as present even if the broker or nominee does not have discretionary power to vote on a particular matter or if instructions were never received from the beneficial owner. These shares are called “broker non-votes.” Abstentions will also be counted as present for quorum purposes.

Q:	Can I cumulate my votes for directors?

A:	You can cumulate votes (i.e., cast for any one or more candidates a number of votes greater than the number of your shares) for directors if (1) the nominee’s or nominees’ names you wish to vote for were placed in nomination prior to the commencement of voting and (2) you gave us notice of your intention to cumulate votes prior to the commencement of voting. As of the date of this proxy statement, we have not received notice from any stockholder that he, she or it intends to cumulate votes.

If you decide to cumulate your votes, and you comply with the requirements described above, you will be entitled to cast a number of votes equal to the number of shares you hold multiplied by seven (the number of directors to be elected). You may then decide to cast these votes for a single nominee or to distribute your votes among two or more nominees. If any stockholder cumulates votes for directors, every other stockholder will also be entitled to cumulate votes for directors.

Q:	How will voting on any other business be conducted?

A:	Although we do not know of any business to be considered at the Annual Meeting other than those items described in this proxy, if any other business is presented at the Annual Meeting, a signed proxy card gives authority to Daniel R. Coker, President and Chief Executive Officer of the Company, and Barry G. Steele, Vice-President of Finance, Chief Financial Officer, Treasurer and Secretary of the Company, to vote on such matters at their discretion, to the extent permitted by law.

Q:	When are shareholder proposals for the 2010 Annual Meeting due?

A:	All shareholder proposals to be considered for inclusion in next year’s proxy statement and form of proxy must be submitted in writing to Barry G. Steele, Secretary of Amerigon Incorporated, 21680 Haggerty Road, Suite 101, Northville, Michigan 48167 by December 21, 2009. We must receive notice at the same address by March 6, 2010 of all shareholder proposals to be presented at the 2010 Annual Meeting but not included in next year’s proxy statement and form of proxy. If we do not have notice of the matter by that date, our form of proxy in connection with that meeting may confer discretionary authority to vote on that matter, and the persons named in our form of proxy will vote the shares represented by such proxies at their discretion. Any proposal must comply with federal securities laws.

Q:	Who is soliciting my proxy?

A:	This solicitation is being made by the Board of Directors on behalf of the Company.

Q:	Is this proxy statement available on the Internet?

A:	This proxy statement is available, free of charge, at the Company’s website www.Amerigon.com and at the following website: www.envisionreports.com/ARGN; however, the only means by which you are able to deliver your proxy is by dating and signing your proxy card and returning it as promptly as possible so it is received before the annual meeting.

Q:	Who bears the cost of this proxy solicitation, and are there any paid solicitors?

A:	The Company bears the entire cost of soliciting proxies in the enclosed form. We may supplement our solicitation of proxies by mail with telephone, e-mail or personal solicitation by our officers or other regular employees. In such case, we would expect our Chief Executive Officer and/or Chief Financial Officer to oversee such supplemental solicitation. We will not pay any additional compensation to any of our employees for their supplemental solicitation services. We have also hired Computershare Limited and Broadridge Financial Solutions to assist in the distribution of proxy materials and solicitation of votes for a total fee of approximately $9,800, plus estimated out-of-pocket expenses of approximately $8,500. We also reimburse brokerage houses and other custodians, nominees and fiduciaries upon request for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to shareholders.

PROPOSALS TO BE VOTED ON

1. Election of Directors

There are seven nominees for election to the Board of Directors of the Company:

Lon E. Bell, Ph.D.

Francois J. Castaing

Daniel R. Coker

John M. Devine

Maurice E.P. Gunderson

Oscar B. Marx III

James J. Paulsen

Each nominee is a current member of the Board of Directors. Information about each nominee can be found beginning on page 13.

The Board of Directors unanimously recommends a vote FOR each of the nominees.

2. Approval of an amendment to the Amerigon Incorporated 2006 Equity Incentive Plan

The stockholders are being asked to approve an amendment (the “Amendment”) to the Amerigon Incorporated 2006 Equity Incentive Plan (the “Plan”). The Amendment, if so approved, would (1) increase the maximum number of shares of common stock which may be issued pursuant to Awards (defined below) granted under the Plan from 1,800,000 to 3,600,000, (2) limit the number of shares of common stock which may be issued pursuant to “Full Value Awards” (defined below) granted under the Plan from and after April 1, 2009 to 150,000 and (3) define “change in control” for purposes of the Plan.

The Plan permits the granting of the following types of “Awards”: (1) stock options, including both nonqualified options and incentive options (“Options”), (2) stock appreciation rights (“SARs”), (3) restricted stock and restricted stock units (“RSUs”), (4) performance-based shares (“Performance Shares”), and (5) other awards which are denominated or payable in, valued by reference to, or otherwise based on common stock, including rights to make an outright purchase of unrestricted or restricted stock (“Other Stock-Based Awards”). Awards may only be issued to key employees, outside directors, consultants and advisors of the Company and its subsidiaries. Awards of RSUs, Performance Shares and Other Stock-Based Awards are referred to as “Full Value Awards”. Unlike Options and SARs, a recipient of a Full Value Award receives, in most cases, the entire value of the underlying shares at the time the Award is granted. Awards of Options and SARs, on the other hand, typically provide the recipient with value only upon an increase in the market price of the underlying shares.

The Board of Directors believes that it is in the best interest of the Company and its shareholders for the Company to be in a position to offer Awards to key employees, outside directors, consultants and advisors in accordance with the terms of the Plan. Such Awards provide incentive to such key individuals to make significant and extraordinary contributions to our long-term performance and growth. In addition, such Awards align the interests of key employees, outside directors, consultants and advisors with the interests of our shareholders and help us attract and retain key individuals with exceptional ability. From January 1, 2009 through April 1, 2009, (1) new Awards were issued under the Plan that allow the recipients to acquire 882,000 shares of common stock and (2) Awards representing options to purchase 19,000 shares of common stock were terminated as the result of the termination of a recipient’s employment. As of April 1, 2009, only 83,278 shares remain available for issuance pursuant to new Awards under the Plan. The Amendment would increase the number of shares available for issuance pursuant to new Awards under the Plan as of April 1, 2009 to 1,883,278 shares. No shares are available for issuance under any other equity incentive plan of the Company. The Board of Directors believes that the proposed increase in shares available for new Awards is necessary and appropriate.

The Board of Directors also believes that Awards of Options and SARs, as compared to Full Value Awards, represent a more efficient and direct means of providing incentive to key employees, outside directors, consultants and advisers and aligning their interests with those of the Company and its shareholders. However, the Board of Directors also recognizes there may be instances in which the greater value of a Full Value Award is necessary to provide incentive to a particular participant or group of participants or to entice a new employee, consultant or adviser to join the Company. The Board of Directors believes that a limitation on the number of future Full Value Awards is an appropriate means to ensure that such awards are utilized judiciously. The Amendment, if approved by the shareholders, would limit the number of shares that may be issued pursuant to Full Value Awards granted from and after April 1, 2009 to 150,000. Based on, among other things, the Company’s historical usage of Full Value Awards as compared to other Awards, the Board of Directors believes that such limitation is appropriate. For example, only 85,722 Full Value Awards have been issued under the Plan since its inception.

The plan does not currently define a “change in control.” Instead, the Committee administering the Plan (currently the Compensation Committee) may utilize any definition it deems appropriate. The Board of Directors believes that an established definition of change in control for purposes of the Plan is appropriate.

The full text of the Plan, as amended to date (but not reflecting the Amendment being proposed), is set forth on Appendix A to this Proxy Statement. The full text of the proposed Amendment is set forth on Appendix B to this Proxy Statement. The major features of the Plan and the Amendment are summarized below, but each shareholder should review the Plan and the Amendment for a full understanding of their contents.

Administration; Plan Participants

The Plan authorizes the Compensation Committee to interpret the Plan, to promulgate, amend and rescind rules and regulations relating to the Plan and to make all other determinations necessary or advisable for its administration. Unless otherwise determined by the Board of Directors, the Compensation Committee’s determinations and interpretations under the Plan will be binding on participants. Under the Plan, the Company has agreed to indemnify the Compensation Committee members for reasonable expenses incurred in connection with the defense of any action, suit or proceeding involving any action or failure to act with respect to the Plan (other than matters where the Compensation Committee member is determined to have acted in bad faith).

Participants are chosen by the Compensation Committee from among those individuals who are or who become key employees (including officers and directors), outside directors, consultants and advisors who, in the judgment of the Compensation Committee, are or will become responsible for the Company’s direction and financial success. The Compensation Committee determines those eligible participants or classes of participants to be granted Awards, the type of Award and the terms and conditions of the Awards. As of April 1, 2009, the eligible participants under the Plan were: five outside directors, two executive officers who are also directors, four additional executive officers, thirty-seven additional employees of the Company, twenty additional employees of the Company’s subsidiary, BSST LLC, and seven employees of the Company’s subsidiary, Amerigon Asia Pacific Inc.

Amendment or Termination of the Plan

The Plan may be terminated or amended at any time by the Board of Directors. Unless sooner terminated, the Plan will terminate on May 18, 2016 (ten years after its adoption) and no Awards may be awarded thereafter. The termination of the Plan will not affect the validity of any Award outstanding on the date of termination.

For purposes of conforming to any changes in applicable law or governmental regulations, or for any other lawful purpose, the Board of Directors has the right, with or without approval of the Company’s shareholders, to amend or revise the terms of the Plan at any time; however, no such amendment or revision can (i) with respect to the Plan, increase the maximum number of shares in the aggregate which are subject to the Plan or with respect to which Awards may be made to individual participants (other than anti-dilution adjustments), materially change the class of persons eligible to be participants under the Plan or establish additional and different business criteria on which performance share goals are based without approval or ratification of the Company’s shareholders; or (ii) with respect to an Award previously granted under the Plan, except as otherwise specifically provided in the Plan, alter or impair any such Award without the consent of the holder thereof.

Maximum Awards

Subject to adjustment as described below, and without consideration of the proposed increase in the maximum number of shares which may be issued pursuant to Awards as described in the Amendment, Awards under the Plan may be granted for a maximum of 1,800,000 shares of common stock during the term of the Plan. As of April 1, 2009, Awards have been granted under the Plan which have resulted in the issuance of or provide for the potential issuance of a net of 1,716,722 shares of common stock. Under the Plan, if any shares subject to any Award are forfeited, or if any such Award terminates without the delivery of shares or other consideration, the shares previously used or reserved for such Awards will be available for future Awards. The aggregate fair market value (determined at the time an incentive option is granted) of shares with respect to which incentive options are exercisable for the first time by any individual during any calendar year cannot exceed $100,000. The amount of cash and the value of any property paid to any individual during any calendar year in settlement of a performance share cannot exceed $1 million.

The Compensation Committee, in its discretion, may adjust the number of shares which may be made the subject of new Awards or are then subject to outstanding Awards, the option price with respect to each outstanding stock option, the grant value with respect to outstanding SARs, the aggregate number of shares available at any time under the Plan and the number of options automatically granted to outside directors upon their initial election to the Board of Directors and on the first business day of each year thereafter to reflect such events as a stock split, stock dividend, or other extraordinary corporate event. Future Awards that may be granted under the Plan cannot presently be determined. In addition, nothing in the Plan prevents the Company from adopting or continuing in effect other or additional compensation arrangements.

Awards

Awards granted under the Plan are evidenced by a written agreement between the Company and each participant, which agreements are made in accordance with the Plan and may contain restrictions and limitations that do not violate the terms of the Plan. Subject to the terms of the Plan, the Compensation Committee may grant a participant one or more of the following Awards and any combination thereof:

Stock Options and SARs

The Compensation Committee in its discretion may grant either incentive options meeting the definition of incentive stock option under Section 422 of the Internal Revenue Code of 1986, as amended (“Code”) or nonqualified options not meeting such definition, or any combination of incentive and nonqualified options. The option price for incentive options may not be less than 100% (110% for a participant owning 10% or more of our voting stock) of the fair market value of the common stock on the grant date. The option price for nonqualified options may not be less than 100% of the fair market value of the common stock on the grant date. Incentive options may only be granted to an employee of the Company or any of the subsidiaries in which the Company owns directly or indirectly 50% or more of the combined voting power of all classes of its stock.

SARs may be granted in conjunction with or independent of any stock option granted under the Plan. A SAR granted in conjunction with a stock option may either be an alternative right or an additional right. The exercise of a SAR granted as alternative right will terminate the stock option to the extent of the number of shares with respect to which the SAR is exercised and vice versa. For SARs granted as an additional right, both the SAR and the stock option may be exercised. Upon exercise of a SAR, a participant is generally entitled to receive an amount equal to the difference between the fair market value of the shares with respect to which the participant exercises the SAR at the time of grant and the fair market value of the shares with respect to which the participant exercises the SAR at the time of exercise. This amount may be payable in cash or shares of common stock or any combination thereof.

Incentive options and related SARs are generally nontransferable by a participant other than by will or the laws of descent and distribution. Stock options and SARs are exercisable, during the lifetime of the participant, only by the participant. However, the Compensation Committee in its discretion may permit the transfer of a nonqualified option or any related or independently granted SAR.

At the time of exercise, the option price for the exercise of options must be paid in full in cash or, with the consent of the Compensation Committee, in common stock. In the discretion of the Compensation Committee, payment may also be made by (a) the Company retaining from the shares to be delivered upon exercise of the option that number of shares having the fair market value on the date of exercise equal to the option price, (b) by delivery of irrevocable instructions to a stock broker to promptly deliver to the Company full payment of the option price of the shares so purchased from the proceeds of the stock broker’s sale of, or loan against, such shares (a “Regulation T Stock Option Exercise”), or (c) if the Company has a stock repurchase program in effect, by requesting that the Company repurchase and retain the repurchase price for the number of shares having a fair market value equal to the option price.

Automatic Director Options

The Plan provides for each non-employee director (referred to herein as an “outside director”) to be automatically granted a nonqualified option to purchase 10,000 shares of common stock (1) when first elected or appointed to the Board of Directors and (2) annually on the first business day of each calendar year during the term of the Plan (each option so granted is referred to herein as an “Automatic Director Option”). The Plan provides that each Automatic Director Option will have a purchase price per share equal to 100% of the fair market value of the common stock on the date of grant, become exercisable on the first anniversary of the date of grant and expire ten years after the date of grant. If an outside director ceases to be a member of the Board of Directors for any reason other than death, total disability or retirement, (a) any portion of that director’s Automatic Director Options that are not then exercisable will automatically terminate and (b) any portion of such director’s Automatic Director Options that are then exercisable will remain exercisable for two years after the date such director ceases to be a member of the Board of Directors or until the end of the stated term of such option, whichever occurs first. If an outside director ceases to be a member of the Board of Directors because of death or total disability (as determined by the Committee), then all of such director’s Automatic Director Options shall become immediately exercisable and may be exercised for two years after the date such director ceases to be a member of the Board of Directors or until the end of the stated term of such option, whichever occurs first. If an outside director ceases to be a member of the Board of Directors because such director retires on or after age 65 and after ten or more years of service on the Board of Directors, then all of such director’s Automatic Director Options shall become immediately exercisable and may be exercised for five years after the date of retirement or until the end of the stated term of such option, whichever occurs first.

Restricted Stock Awards or RSUs

The Compensation Committee may grant restricted stock or RSUs to a participant. Restricted stock and RSUs are nontransferable and will have an established restriction period that may differ for each participant and with respect to all or any portion of the same Award. Participants are entitled to all dividend and voting rights with respect to restricted stock. A participant will have no stock ownership interest as a result of being granted RSUs, but may, in the discretion of the Compensation Committee, receive dividend equivalents on such units. The Compensation Committee may make performance-based restricted stock or RSU awards that condition release of the restrictions on the attainment of one or more performance goals during the restricted period in addition to or in lieu of conditioning the release of restrictions on the continued employment of the participant. The performance goals applicable to a performance-based restricted stock or RSU award must be based on the same criteria as are applicable to performance shares currently permitted under the Plan. Accordingly, the standards must be based upon free cash flow, cash flow return on investment, stock price, market share, sales, revenues, earnings per share, return on equity, total stockholder return, costs, net income, working capital turnover, inventory or receivable turnover and/or margins of our company, or any of our subsidiaries, divisions or units. The Compensation Committee, in its discretion, will establish the specific targets and other details of any performance goals. A performance goal must, however, be objective so that a third party with knowledge of the relevant facts could determine whether the goal has been attained. The performance goals applicable to a performance-based restricted stock or RSU award must be established by the Compensation Committee in writing on or before the date the award is made and while the outcome of the performance goals is substantially uncertain. Unless otherwise determined by the Compensation Committee in the case of a participant who dies or becomes permanently disabled, the restrictions applicable to performance-based restricted stock or RSU awards will lapse only after attainment of the performance goals during the restricted period and written certification by the Compensation Committee that the performance goals and any other material term of the award have been attained or satisfied. If the performance goal has not been attained by the end of the restricted period, the performance-based restricted stock or RSUs will be forfeited. At the expiration of the restriction period, (i) with respect to restricted stock, the Company will deliver stock certificates to the participant or the legal representative of the participant’s estate or, if the shares were previously issued with a legend, the Company will reissue certificates without the legend, and (ii) with respect to RSUs, the Company will pay a participant an amount equal to the fair market value of that number of shares to which such RSU relates. In the discretion of the Compensation Committee, the amount paid with respect to an RSU may be paid in cash, common stock, other property or any combination thereof and may be paid in a lump sum or in installments, currently or on a deferred basis with provision for the payment or crediting of a dividend equivalent or a reasonable rate of interest on installment or deferred payment; provided, however, that the amount of cash and the value of any other property paid to a participant during any calendar year in settlement of a performance-based RSU may not exceed $1 million.

Performance Shares

The Compensation Committee may grant to a participant the right to obtain performance shares. Unless otherwise determined by the Compensation Committee, rights to obtain performance shares are nontransferable. A participant’s right to obtain performance shares will be subject to the attainment of one or more pre-established performance goals over a performance period prescribed by the Compensation Committee. The performance goal will be established in writing no later than the earlier of 90 days after the start of a performance period or expiration of the first 25% of the performance period and while the outcome of the performance goal is substantially uncertain. The performance goals must be based on the following business criteria: free cash flow, cash flow return on investment, stock price, market share, sales, revenues, earnings per share, return on equity, total shareholder return, costs, net income, working capital turnover, inventory or receivable turnover and/or margins of our company, or any of our subsidiaries, divisions or units. The Compensation Committee, in its discretion, will establish the specific targets and other details of the performance goal. A performance goal must, however, be objective so that a third party with knowledge of the relevant facts could determine whether the goal has been attained. The performance goal must prescribe an objective formula or standard under which a third party could compute the number of performance shares issuable to a participant. Unless otherwise determined by the Compensation Committee in the case of a participant who dies or becomes permanently disabled, the performance shares will be issued to a participant only after the expiration of the performance period and the Compensation Committee has certified in writing that the performance goal and any other material terms of the Award have been satisfied. No participant will have the rights of a shareholder with respect to performance shares until their actual issuance. In the discretion of the Compensation Committee, (i) a participant may defer the receipt of a performance share until a later time, and (ii) all or any portion of a performance share Award may be settled by payment of cash or other property in an amount not to exceed $1 million.

Other Stock Based Awards

The Compensation Committee may grant participants other Awards that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, shares of common stock as are deemed by the Compensation Committee, in its discretion, to be consistent with the purpose of the Plan, provided that such grants must comply with applicable law. Without limitation, the Compensation Committee may permit a participant to make a current, outright purchase of common stock, which shares may or may not be subject to any restrictions or conditions, for a price equal to, less than or greater than the then fair market value of the common stock, with the price payable by the participant in such form and manner and at such time as determined by the Compensation Committee in its discretion.

Federal Income Tax Consequences

The rules governing the tax treatment of stock options, SARs, restricted stock awards, RSUs, performance shares and other stock-based awards, including treatment of stock acquired upon the exercise of a stock option or SAR, and the receipt or release from restriction of performance shares or other shares, are quite technical. Therefore, the description of the tax consequences set forth below is necessarily general in nature and does not purport to be complete. Moreover, the statutory provisions are subject to change, as are their interpretations, and their application may vary in individual circumstances. Finally, the tax consequences under applicable state and local income tax laws may not be the same as under the federal income tax laws.

Incentive options granted pursuant to the Plan are intended to qualify as “incentive stock options” within the meaning of Section 422 of the Code. If the participant makes no disposition of the shares acquired pursuant to exercise of an incentive option within one year after the transfer of shares to such participant and within two years from the grant of the option, the participant will realize no taxable income as a result of the grant or exercise of such option, and any gain or loss that is subsequently realized may be treated as long-term capital gain or loss, as the case may be. Under these circumstances, the Company will not be entitled to a deduction for federal income tax purposes with respect to either the issuance of such incentive options or the transfer of shares upon their exercise.

If shares subject to incentive options are disposed of prior to the expiration of the above time periods, the participant will recognize ordinary income in the year in which the disqualifying disposition occurs, the amount of which will generally be the lesser of (i) the excess of the market value of the shares on the date of exercise over the option price, or (ii) the gain recognized on such disposition. In general, such amount will be deductible by the Company for federal income tax purposes in the same year, as long as the amount constitutes reasonable compensation. In addition, the excess, if any, of the amount realized on a disqualifying disposition over the market value of the shares on the date of exercise will be treated as capital gain.

A participant who acquires shares by exercise of a nonqualified option generally realizes, as taxable ordinary income at the time of exercise, the difference between the exercise price and the fair market value of the shares. In general, such amount will be deductible by the Company in the same year, provided that the amount constitutes reasonable compensation and the Company satisfies certain federal income tax withholding requirements. Subsequent appreciation or decline in the value of the shares on the sale or other disposition of the shares will generally be treated as capital gain or loss.

A participant generally will recognize ordinary income upon the exercise of a stock appreciation right in an amount equal to the amount of cash received and the fair market value of any shares received at the time of exercise, plus the amount of any taxes withheld. Such amount will ordinarily be deductible by the Company in the same year as long as the amounts constitute reasonable compensation and the Company satisfies certain federal income tax withholding requirements.

A participant who is granted a restricted stock award or an RSU under the Plan is not required to include the value of such shares or RSUs in ordinary income until the first time such participant’s rights in the shares or RSUs are transferable or are not subject to substantial risk of forfeiture, whichever occurs earlier, unless, in the case of a restricted stock award, such participant timely files an election under Section 83(b) of the Code to be taxed on the receipt of the shares. In either case, the amount of such income will be equal to the fair market value of the shares or RSUs at the time the income is recognized. The Company will ordinarily be entitled to a deduction, in the amount of the ordinary income recognized by the participant, at the same time the participant recognizes such income, as long as the amount constitutes reasonable compensation and the Company satisfies certain federal income tax withholding requirements.

A participant who is granted a performance share Award will generally not recognize any income upon the grant of the Award. The participant will generally recognize as ordinary income the fair market value of the shares transferred upon the completion of the performance period and the attainment of the performance goal, and the Company will generally be entitled to a deduction equal to the fair market value of the shares transferred to the participant at that time as long as the amount constitutes reasonable compensation and the Company satisfies certain federal income tax withholding requirements.

A participant who is permitted to make an outright purchase of unrestricted common stock will recognize ordinary income at the time of purchase if and to the extent the purchase price is less than the fair market value of the common stock on the date of purchase. A participant who is permitted to make an outright purchase of restricted common stock, depending on the nature of the restrictions, will recognize ordinary income at the time the restrictions lapse if and to the extent the then value of the common stock exceeds the price paid by the participant, unless the participant makes an election under Section 83(b) of the Code to measure and recognize any income at the time of purchase. The Company will be entitled to a corresponding deduction equal to the amount of any ordinary income recognized by a participant who makes an outright purchase of common stock, at the time the participant recognizes the ordinary income, provided that such amount constitutes reasonable compensation and the Company satisfies certain federal income tax withholding requirements.

Section 162(m) of the Code denies a deduction to any publicly held corporation for compensation paid to certain covered employees in a taxable year to the extent such compensation exceeds $1 million. For this purpose, a covered employee means the Company’s chief executive officer and the Company’s four highest compensated officers (other than the chief executive officer). It is possible that compensation attributable to Awards under the Plan to a covered employee, when combined with all other types of compensation received by the covered employee from the Company, may cause this limitation to be exceeded in any particular year. Certain types of compensation, however, including so-called “performance-based compensation,” are disregarded for purposes of the deduction limitation. Compensation attributable to stock options and SARs awarded under the Plan that have an exercise price or base amount not less than the fair market value of the common stock on the grant date should qualify as performance-based compensation under the Plan. Compensation attributable to performance shares, performance-based restricted stock awards and performance-based RSUs has also been structured to qualify for the performance-based compensation exclusion to the $1 million deduction limitation.

Withholding Payments

If, upon the grant, exercise, release of restrictions or settlement of or in respect of an Award, or upon any other event or transaction under or relating to the Plan, the Company must pay amounts for federal income or employment tax withholding, in the Compensation Committee’s discretion, either the Company will appropriately reduce the amount of stock, cash or other property to be paid to the participant or the participant must pay such amount to the Company to enable the Company to pay, or reimburse the Company for paying, such income or employment tax withholding. The Compensation Committee may, in its discretion, permit the participant to satisfy such withholding obligations (i) by, in whole or in part, electing to reduce the number of shares of common stock delivered or deliverable by the Company in respect of an Award, (ii) by electing to tender common stock back to the Company subsequent to receipt of such shares in respect of an Award, (iii) in the case of a Regulation T Stock Option Exercise, by irrevocably instructing the stock broker to promptly deliver (in addition to the option price) an amount equal to such withholding tax from the proceeds of the stock broker’s sale of or loan against some or all of the shares, or (iv) if the Company has a stock repurchase program in effect, by requesting that the Company repurchase (and retain the repurchase price of) that number of shares issuable or issued under the Plan having a then fair market value equal to the amount of withholding tax due. The Company also may withhold the amount of such taxes from any other sums or property due or to become due to the participant. The Company may also defer issuance of shares under the Plan until payment by the participant to the Company of the amount of any such tax. The Compensation Committee may make such other arrangements with respect to income or employment tax withholding as it may determine.

Section 409A

Failure to comply with the requirements of Section 409A of the Internal Revenue Code could result in current income of amounts otherwise deferred, along with interest and a significant tax penalty. Certain types of equity-based compensation are exempt from Section 409A. We intend to operate the Plan so that all grants under the Plan are exempt from Section 409A. The tax discussion above assumes that the Plan is in fact operating in this manner.

The foregoing general tax discussion is intended for the information of shareholders considering how to vote with respect to this proposal and not as tax guidance to participants in the Plan. Different tax rules may apply to specific participants and transactions under the Plan.

Accounting Treatment

Under FASB Statement No. 123 (revised 2004), Share-Based Payment (“FAS 123R”), the Company is required to measure the cost of employee services received in exchange for share-based payments, including stock options, SARs, restricted stock awards and RSUs, in the financial statements based on the grant-date fair value of the award. For purposes of determining the amount of compensation costs to be recognized, the fair value of an award at its grant date is estimated using various factors and assumptions that include the exercise price of the awards, the market price of the underlying common stock, the expected term of the award, expected volatility of the Company’s stock and other factors. That cost will be recognized over the period during which an employee is required to provide service in exchange for the award (the “vesting” period). No compensation cost is recognized if the employee does not render the requisite service and, therefore, such options are forfeited prior to their vesting.

Proposed Amendment

The Amendment would, subject to the adjustment described under “Maximum Awards” above with respect to such events as a stock split, stock dividend, or other extraordinary corporate event, increase in the maximum number of shares which may be issued pursuant to Awards under the Plan from 1,800,000 shares of common stock to 3,600,000 shares of common stock. The market value of the additional 1,800,000 shares of common stock that would be added to the maximum number of shares which may be issued pursuant to Awards under the Plan is, as of April 1, 2009, $7,236,000. The Amendment would also limit the number of shares of common stock which may be issued pursuant to Full Value Awards granted after April 1, 2009 to 150,000. Finally, the Amendment would define “change in control” for purposes of the Plan.

Interests of Directors and Executive Officers; New Benefits Under the Plan Resulting from Amendment

All executive officers, non-executive directors, non-executive officers and employees who are deemed to be “key employees” under the Plan will be eligible for Awards under the Plan. In addition, each current outside director is eligible to receive Automatic Director Options under the Plan. Consequently, each current director and each current executive officer has a personal interest in the approval of the Amendment because, if the Amendment is approved, the current directors and the current executive officers will be eligible to receive additional Awards under the Plan. However, the actual benefit and number of shares to be issued to the directors, executive officers, non-executive officers and other employees as a result of the Amendment cannot be determined at this time because new Awards that are not permitted if the Amendment is not approved by the shareholders have not been determined or granted and are not determinable using an objective formula.

Similarly, the benefits or amounts that would have been awarded to directors, executive officers, non-executive officers and employees during the fiscal year ending December 31, 2008, if the Amendment had been in effect during such period, are also not determinable.

Vote Required

Approval of the Plan requires a vote in favor of the proposal by a majority of the shares represented and voting with respect to the proposal.

The Board of Directors unanimously recommends a vote FOR approval of the Amendment.

BOARD OF DIRECTORS

All directors are elected annually and serve a one-year term until the next annual meeting. Each of the nominees has consented to serve as a director if elected. If any of the nominees become unavailable to stand for re-election at the Annual Meeting, the Board of Directors may designate a substitute and proxies not withholding votes for the original nominee will be cast for the substitute. Proxies may not be voted for a greater number of persons to the Board of Directors than the number of nominees named herein. Each of the nominees are current members of the Board of Directors. The following table sets forth certain information regarding the seven nominees for election to the Board of Directors for one-year terms.

Nominees for Election to the Board of Directors

Name	Age	Biographical Information	Director Since
Lon E. Bell, Ph. D.	68	Founded Amerigon in 1991 and has served as President and Chief Executive Officer of the Company’s BSST subsidiary since 2000. Dr. Bell served as Director of Technology until 2000, Chairman of the Board and Chief Executive Officer until 1999, and President until 1997. Dr. Bell received a B.S. in mathematics, a M.S. in rocket propulsion and a Ph.D. in mechanical engineering from the California Institute of Technology.	2007

Francois J. Castaing	63	Retired in 2000 as technical advisor to the Chairman of DaimlerChrysler Corporation. Prior to his retirement, Mr. Castaing spent thirteen years with Chrysler Corporation in senior vice-presidential positions. From 1980 to 1987, Mr. Castaing was Vice President of Engineering and Group Vice President Product and Quality of American Motors, until Chrysler acquired that company. Mr. Castaing began his career with Renault as Technical Director for Renault Motorsport Programs. Mr. Castaing is currently Chairman of the Detroit Science Center. He serves also on the board of FIRST: For Inspiration and Recognition of Science and Technology, a non-for-profit foundation. Mr. Castaing is a director of publicly traded TRW Automotive Holdings Corp. and privately held Durakon Industries.	2001

Daniel R. Coker	56	President and Chief Executive Officer of Amerigon since 2003. Mr. Coker joined Amerigon in 1996 as Vice President of Sales and Marketing. Prior to joining Amerigon, Mr. Coker worked with Arvin, Inc. from 1986 through 1995 as Vice President and General Manager of North American Operations. Mr. Coker received his bachelor’s degree from Tennessee Technological University.	2007

John M. Devine	64	Executive Chairman since January 2008 and Chief Executive Officer since February 2008 of Dana Holding Corporation, a publicly traded $8.1 billion supplier to the global automotive, commercial vehicle and off-highway markets. Retired in 2006 as Vice Chairman and Chief Financial Officer of General Motors Corporation, positions he held from 2001 to 2006. Prior to joining General Motors, Mr. Devine served as Chairman and Chief Executive Officer of Fluid Ventures, LLC, an Internet start-up investment company. Previously, Mr. Devine spent 32 years at Ford Motor Company, where he last served as Executive Vice President and Chief Financial Officer. Mr. Devine holds a B.S. in economics from Duquesne University and an M.B.A. in business administration from the University of Michigan.	2008

Name	Age	Biographical Information	Director Since
Maurice E.P. Gunderson	57	Senior Partner at CMEA Ventures, a San Francisco-based venture capital firm, and the Managing Member of the consulting firm Shingebiss, LLC. Previously, Mr. Gunderson spent 15 years as the co-founder and Managing Director of Nth Power, a venture capital firm specializing in investments emerging from the global restructuring of the energy industry. Mr. Gunderson received a B.A. and M.S. in mechanical engineering from Oregon State University and an M.B.A. from Stanford University. Mr. Gunderson is a director of the following privately-held companies: Superprotonic, Inc., NuScale Power, Inc., CFX Battery, Inc. and Scion-Sprays Ltd.	2007

Oscar B. Marx, III	70	Chairman of the Board of Directors since 1999 and Chief Executive Officer of the Company from October 2001 through March 2003. Mr. Marx served as President and CEO of TMW Enterprises, Inc., a private investment firm located in Troy, Michigan, from 1995 to 2001. In 1994, Mr. Marx was President and Chief Executive Officer of Electro-Wire Products (predecessor to TMW Enterprises, Inc.), a major supplier of electrical distribution systems to the automotive industry. Mr. Marx retired from Ford Motor Company in 1994 as Vice President of its Automotive Components Group (currently known as Visteon Corporation). Mr. Marx is a director of privately-held Ritz Interactive, Inc.	1999

James J. Paulsen	69	Retired Ford Motor Company senior executive. Until his retirement in 1995, Mr. Paulsen served as President of Ford’s China Operations, with responsibilities for initiating Ford’s entry into the China market. He was also Executive Director of the Corporate Quality Control Office reporting to the company President. Mr. Paulsen has served as General Manufacturing Manager for several of Ford’s major component divisions.	1999

The Board of Directors unanimously recommends a vote FOR each of the nominees.

EXECUTIVE OFFICERS

Daniel R. Coker, 56, was appointed President and Chief Executive Officer in March 2003. He was appointed to the Board of Directors in February, 2007. Mr. Coker also served on the Company’s Board of Directors from 2003 to 2004. Additional information concerning Mr. Coker can be found above under the heading “Board of Directors.”

Lon E. Bell, Ph.D., 68, has served as President of BSST, our research and development subsidiary, since September 2000. He was appointed to the Board of Directors in February, 2007. Dr. Bell founded Amerigon in 1991 and previously served as a member of the Board of Directors from that date until 2004. Additional information concerning Dr. Bell can be found above under the heading “Board of Directors.”

Barry G. Steele, 38, was appointed Vice President Finance and Chief Financial Officer in 2004 and Secretary and Treasurer in 2005. Prior to joining Amerigon, Mr. Steele worked since 1997 in a number of senior financial management positions, including Chief Financial Officer for Advanced Accessory Systems, LLC, a global supplier of specialty accessories to the automotive industry. Prior to 1997, Mr. Steele worked in the public accounting profession. Mr. Steele received a bachelor’s degree from Hillsdale College in 1992.

James L. Mertes, 56, has served as Vice President of Quality and Operations since 1994. He joined the Company in 1993 as Vice President of Quality. Prior to 1993, Mr. Mertes was Director of Quality at TRW Sensor Operations, a unit of TRW Inc.

Daniel J. Pace, 57, has served as Vice President of Sales and Marketing since 2003. He joined the Company in 1996 as National Sales Manager. Prior to 1996, Mr. Pace was Program Manager at Leckie & Associates, a Michigan based manufacturers’ representative agency.

Sandra L. Grouf, 49, was appointed Chief Information Officer in 2006 and has held the position of Chief Financial Officer of our research and development subsidiary, BSST, since 2001. Ms. Grouf served as Treasurer and Secretary of Amerigon from 1999 through 2005 and as Chief Financial Officer from 2001 to 2003. She joined the Company in 1998 as Manager of General Accounting and was appointed Corporate Controller in 1999. Previously, she worked with Pro-One Manufacturing Incorporated, a custom motorcycle accessory manufacturer and supplier, from 1994 through 1997, as Corporate Controller and Treasurer.

Officers of the Company serve at the pleasure of the Board of Directors.

CORPORATE GOVERNANCE INFORMATION

Board Meetings and Attendance by Directors

During 2008, four regular meetings and three special meetings of the Board of Directors were held. Each director attended 75% or more of the total number of Board of Directors’ meetings and 75% or more of the total number of meetings held by all committees on which he served.

Annual Meeting of Shareholders and Attendance by Directors

The Board of Directors has adopted the following policy with regard to director attendance at annual meetings:

Members of the Board of Directors are strongly encouraged to attend the Company’s annual meeting of shareholders in person. If attendance in person is not possible, members of the Board of Directors are strongly encouraged to attend the Company’s annual meeting of shareholders via telephone or similar communication equipment. The Board of Directors will use reasonable efforts to schedule the annual meeting of shareholders on such a date so as to maximize the attendance of its members.

At the 2008 Annual Meeting of Shareholders, all seven then-current board members were in attendance either in person or by telephone.

Independence of the Board of Directors

Upon consideration of the criteria and requirements regarding director independence set forth in rules promulgated by The Nasdaq Stock Market, Inc. (“Nasdaq”), the Board of Directors has determined that, upon election of the above nominees for director, a majority of the members of the Board of Directors will be “independent directors” as such term is defined in Nasdaq listing requirements. Specifically, the Board has determined that Messrs. Castaing, Devine, Gunderson, Marx and Paulsen each meet such criteria and requirements. The foregoing directors are sometimes referred to herein as the “Independent Directors.”

The Independent Directors meet in a separate executive session immediately following each regular meeting of the Board of Directors or, if such a meeting is not possible, then within a reasonable period of time thereafter. In addition, the Independent Directors hold additional meetings periodically as deemed necessary or appropriate.

Nominations

The Board has determined that, for efficiency reasons, it is appropriate for the Company not to form a nominations committee but instead to have all nominations for director positions determined by a majority of the Independent Directors meeting in executive session. The Independent Directors all participated in determining this year’s nominees for election to the Board of Directors. All nominees for election to the Board of Directors are current members of the Board of Directors and are standing for re-election. Director Devine was appointed to the Board of Directors in January, 2008 to fill a vacancy on the Board created by the resignation of former director John Clark. Mr. Devine’s appointment was based on the recommendation of the Independent Directors and Mr. Devine was introduced to the Independent Directors by our Chairman of the Board.

The Board of Directors has determined it is important that the Company, as a relatively small yet very technically-oriented company, have, as directors, individuals that have sufficient technological experience in the industry in which the Company operates. Because the number of security holders of the Company is relatively small, and the above qualifications are sufficiently specific, the Board has determined that no formal policy is necessary with regard to the consideration of any director candidates recommended by security holders; notwithstanding the absence of such a formal policy, the Board is willing to accept recommendations from security holders of director candidates. Security holders interested in nominating director candidates must comply with the procedures outlined in the section below-entitled “Security Holder Communication to the Board of Directors.”

The Independent Directors, meeting in executive session, will consider all nominees for director positions proposed by security holders, management or other directors in the same manner. The Independent Directors will select from the list of such proposed candidates for additional review those candidates it considers to be qualified. A person’s automotive industry experience, contacts in the automobile industry, judgment, technical expertise, financial expertise, independence and understanding of Amerigon’s business are all qualifications considered to be desirable by the Independent Directors. The Independent Directors may, if they so choose, discuss such candidates with the full Board of Directors for additional input. The Independent Directors then will decide whether to invite the candidate to be a nominee for election to the Board of Directors.

Security Holder Communication to the Board of Directors

Security holders wishing to send communications directly to the Board of Directors or to a specific member of the Board of Directors are asked to send such communications via U.S. Mail to the attention of Barry G. Steele, Secretary of Amerigon Incorporated, 21680 Haggerty Road, Suite 101, Northville, Michigan 48167. Security holders sending such communications should clearly mark the item as intended for delivery to the Board of Directors or to a specific member of the Board of Directors of Amerigon. Mr. Steele has been instructed by the Board to screen each communication so received only for the limited purposes of ascertaining (1) whether such communication is indeed from a security holder and (2) whether such communication relates to Amerigon. Mr. Steele will promptly forward copies of all such communications that pass his limited screening to each member of the Board, in the case of communications to the entire Board, or to the particular member addressee. Delivery by Mr. Steele will be completed by mail, facsimile or e-mail, as Mr. Steele determines is appropriate. In the event Mr. Steele ceases to be the Secretary of Amerigon, his successor in such office will fulfill his duties described above.

If a security holder’s communication to the Board of Directors involves or concerns Mr. Steele, or if a security holder has another appropriate reason for communicating to the Board of Directors through a means other than through Mr. Steele, such security holders are asked to send such communications via U.S. Mail to the attention of either Daniel R. Coker, President of Amerigon Incorporated, or Oscar B. Marx, III, Chairman of Amerigon Incorporated, 21680 Haggerty Road, Suite 101, Northville, Michigan 48167. Any such communication to Mr. Coker or Mr. Marx should clearly state that it is a security holder communication and should clearly state the reason it was not delivered to Mr. Steele for further delivery to the Board of Directors.

Audit Committee

An Audit Committee has been established by the Board of Directors in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934. The Audit Committee is currently comprised of Independent Directors Castaing, Devine and Marx. From January, 2008 until February, 2009, the Audit Committee consisted of Independent Directors Castaing, Devine, Marx and Paulsen.

The Audit Committee represents the Board of Directors in discharging its responsibility relating to the accounting, reporting, and financial practices of the Company and has general responsibility for surveillance of internal controls and accounting and audit activities of the Company.

The Board of Directors has adopted a written charter for the Audit Committee, a current copy of which is available to shareholders on the Company’s website at www.amerigon.com under the link “About”; a copy may also be obtained free of charge by delivering written request to: Barry G. Steele, Secretary of Amerigon Incorporated, 21680 Haggerty Road, Suite 101, Northville, Michigan 48167. The Audit Committee held four meetings during 2008.

Under Nasdaq listing requirements, listed companies must have audit committees comprised of at least three members who meet a heightened standard of independence. Upon consideration of the criteria and requirements regarding such heightened standard of independence, the Board of Directors has determined that all three current members of the Audit Committee do currently, and the former member of the Audit Committee, Mr. Paulsen, did during the term of his membership, meet such criteria and requirements and are or were “independent” for such purposes.

The Board has also reviewed the experience, qualifications and skills of each member of the Audit Committee and determined that Mr. Marx, (who, as noted above, meets the Nasdaq heightened standard of independence for audit committee purposes) is an “audit committee financial expert,” as such term is used in Item 401 of Regulation S-K promulgated under the Securities Act of 1933 and the Securities Exchange Act of 1934. Mr. Marx’s experience that qualifies him as our Audit Committee Financial Expert includes his experience as the Chief Executive Officer of a major automotive industry supplier and his experience as Vice-President of Ford Motor Company’s Automotive Components Group, and his recent experience as the President and Chief Executive Officer of a private investment firm. Other members of the Audit Committee may also qualify as “audit committee financial experts.”

Compensation Committee

The Company’s Compensation Committee bears responsibility for evaluating the Chief Executive Officer’s and all other executive officers’ performance, including with respect to any established goals and objective, and reviewing and making recommendations to the Board with respect to all direct and indirect compensation, benefits and perquisites (cash and non-cash) for the executive officers based on such evaluation. The Company’s Compensation Committee is currently comprised of two Independent Directors, Messrs. Gunderson and Paulsen. The Compensation Committee held four meetings during 2008.

The Board of Directors has adopted a written charter for the Compensation Committee, a current copy of which is available to shareholders on the Company’s website at www.amerigon.com under the link “About”; a copy may also be obtained free of charge by delivering written request to: Barry G. Steele, Secretary of Amerigon Incorporated, 21680 Haggerty Road, Suite 101, Northville, Michigan 48167.

The Compensation Committee may delegate any of its responsibilities to subcommittees as the Compensation Committee deems appropriate. The Committee has the authority to retain compensation consultants to assist in the evaluation of compensation, and has the sole authority to retain and terminate such firms and to approve their fees and other retention terms. The Compensation Committee also has authority to retain other advisors. Consultants and advisors were retained by the Compensation Committee during 2008 for the purpose of supplying compensation survey data, but not for the purpose of determining or recommending the amount or form of compensation for our directors or executive officers.

Proposals regarding compensation of executive officers and directors (including recommending bonus formulas and plans, performance measures, compensation and award levels, and payout amounts) are generally made by management after review by the Chairman of the Board. The Company’s Chief Executive Officer generally prepares materials and agendas for Compensation Committee meetings, attends the meetings and keeps the minutes of the meetings, but is excused from the meetings when his presence is deemed inappropriate by the Compensation Committee. The Chief Executive Officer is not present during voting or deliberations regarding his compensation.

In evaluating proposals regarding compensation, the Compensation Committee relies primarily on its members’ review of information from various publications and hired consultants, their extensive experience with compensation practices in other businesses, information included in proxy statements of similar companies with comparable market capitalization and comparable revenues, and its members’ subjective review of the reasonableness and fairness of proposed compensation in light of all relevant circumstances.

Compensation Committee Interlocks and Insider Participation

No member of the Compensation Committee is or was a former or current officer or employee of the Company or any of its subsidiaries. No member of the Compensation Committee has or had any relationship requiring disclosure by us pursuant to Securities and Exchange Commission rules regarding disclosure of related party transactions.

Code of Ethics

The Board of Directors has adopted a Code of Business Conduct and Ethics applicable to all directors, officers and employees of the Company, including the Company’s principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. Such code may be viewed on the Company’s website, www.amerigon.com under the link “About”; a copy may also be obtained free of charge by delivering written request to: Barry G. Steele, Secretary of Amerigon Incorporated, 21680 Haggerty Road, Suite 101, Northville, Michigan 48167.

We intend to satisfy the disclosure requirement under Item 5.05 of Form 8-K regarding any amendment to, or a waiver from, a provision in our Code of Business Conduct and Ethics that applies to our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions and that relates to any element of the code definition enumerated in Securities and Exchange Commission, Regulation S-K, Item 406(b) by posting such information on our website at www.amerigon.com within four business days following the date of the amendment or waiver.

Certain Transactions

Review, Approval or Ratification of Transactions with Related Persons

Our board of directors has adopted, by written board resolution, a policy with respect to proposed related party transactions. In general, it is Amerigon’s policy to submit all proposed related party transactions (those that may require disclosure under Regulation S-K, Item 404) to the Independent Directors for approval. Only those related party transactions approved by the Independent Directors will be consummated. The policy instructs the Independent Directors only to approve those transactions that are on terms comparable to, or more beneficial to us than, those that could be obtained in arm’s length dealings with an unrelated third party. If an Independent Director has any interest in a related party transaction presented to the Independent Directors for approval, such director is required to abstain from the vote to approve or not approve the transaction. Examples of related party transactions covered by our policy are transactions in which any of the following individuals has or will have a direct or indirect material interest: any of our directors or executive officers, any person who is known to us to be the beneficial owner of more than five percent of our common stock, and any immediate family member of one of our directors or executive officers or person known to us to be the beneficial owner of more than five percent of our common stock. Transactions that involve all salaried employees generally are not covered by our approval policy. Our policy also requires that all related party transactions be disclosed in our filings with the SEC to the extent required by the SEC’s rules, and that they be disclosed to the full board of directors.

Transactions with Related Persons During 2008

During 2008, there were no related party transactions requiring disclosure under Regulation S-K, Item 404. However, the following transaction was specifically approved by the Independent Directors pursuant to the above-described related transaction approval policy but is exempt from disclosure under Regulation S-K, Item 404 because it relates to compensation reported herein pursuant to Regulation S-K, Item 402 under the heading “Executive Compensation”, and such transaction is more fully described thereunder:

On August 8, 2008 the Company established The Executive Nonqualified Defined Benefit Plan of Amerigon Incorporated (the “Defined Benefit Plan”) with an effective date of April 1, 2008. Daniel R. Coker, the Company’s President and Chief Executive Officer, is expected to be the only participant in the Plan which will, if fully vested, provide for fifteen annual retirement benefit payments of $300,000 each beginning January 1, 2018. Mr. Coker will become entitled to receive such retirement benefit payments, or a portion thereof, through his continuous service to the Company as follows: Mr. Coker will become proportionally vested in the benefit over a six year period starting on April 1, 2011. The Company has also established a corporate-owned life insurance policy (“COLI”) on the life of Oscar Marx III, the Chairman of the Company’s Board of Directors. The COLI will be held by a trust established for payment of benefits under the Plan.

COMPENSATION COMMITTEE REPORT

Report of the Compensation Committee on Executive Compensation

Our Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis set forth below under the caption “Executive Compensation – Compensation Discussion and Analysis” with our management. Based on this review and discussion, our Compensation Committee recommended to our board of directors that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2008.

By the Compensation Committee

Maurice E.P. Gunderson

James J. Paulsen

AUDIT COMMITTEE REPORT

The Audit Committee has reviewed, and discussed with management our financial statements as of December 31, 2007 and 2008 and for each of the two years in the period ended December 31, 2008. The Audit Committee has discussed with the Company’s independent accountants, Grant Thornton LLP (“GT”), the above-described financial statements. In addition, we have discussed with GT the matters required to be discussed by Statement on Auditing Standards No. 61 (Codification of Statements on Auditing Standards), as amended and as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

The Audit Committee also has received and reviewed the written disclosures and the letter from GT required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as adopted by the Public Company Accounting Oversight Board in Rule 3600T and we have discussed with that firm its independence. We have considered whether the provision of permissible non-audit services is compatible with maintaining the accountant’s independence. We also have discussed with management and the auditing firm such other matters and received such assurances from them as we deemed appropriate.

Management is responsible for internal controls and the financial reporting process. The independent accountants engaged by the Company are responsible for performing an independent audit of our financial statements in accordance with generally accepted auditing standards and issuing a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes.

Based on the foregoing review and discussions and a review of the reports of GT with respect to the audited financial statements, and relying thereon, we have recommended to the Board of Directors the inclusion of the audited financial statements in the Annual Report on Form 10-K for the year ended December 31, 2008 for filing with the Securities and Exchange Commission.

It is the Audit Committee’s policy and practice to review and approve in advance all services, audit and non-audit, to be rendered by the independent auditor. The Audit Committee does not delegate this responsibility or any other committee function to Company management. Fees billed by the independent auditors for 2008 and 2007 (in thousands), all which were approved by the Audit Committee in accordance with its established policies and procedures, were as follows:

	2008	2007
Audit Fees	$199	$221
Audit-Related Fees	—	—
All Other Fees	—	4

	$199	$225

The Company’s independent auditor does not generally provide tax compliance, tax advice and tax planning services to the Company. A separate firm has been engaged by the Company to provide such services.

On March 14, 2007, the Company’s then-current independent accounting firm, PriceWaterhouseCoopers LLP (“PwC”), stated to the Company that it was declining to stand for re-election as the Company’s independent registered public accounting firm. PwC’s reports on the Company’s financial statements for the years ended December 31, 2006 and 2005 did not contain adverse opinions or disclaimers of opinion, nor were such reports qualified or modified as to uncertainty, audit scope or accounting principle. PwC’s decision to not stand for re-election was made unilaterally by PwC. During the years ended December 31, 2006 and 2005, and through March 14, 2007, there were no disagreements with PwC on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which disagreements, if not resolved to the satisfaction of PwC, would have caused it to make a reference to the subject matter of the disagreements in its reports on the Company’s financial statements for such years. During the years ended December 31, 2006 and

2005, and through March 14, 2007, there were no “reportable events,” as described in Item 304(a)(1)(v) of Regulation S-K. On March 19, 2007, the Company disclosed that PwC had declined to stand for re-election as the Company’s independent accounting firm by filing a Current Report on Form 8-K with the Securities and Exchange Commission. The Company provided PwC with a copy of such Current Report and requested that PwC furnish a letter addressed to the Securities and Exchange Commission stating whether or not PwC agreed with such information and disclosures. PwC furnished a letter addressed to the Securities and Exchange Commission dated March 19, 2007 stating that it agreed with the statements concerning PwC made in such Current Report.

On March 30, 2007, GT was engaged to become our independent accountants for 2007. Prior to such engagement, neither the Company, nor anyone acting on the Company’s behalf, consulted with GT with respect to any matters concerning the application of accounting principles to a specific transaction, either completed or proposed or the type of audit opinion that might be rendered on the Company’s financial statements. On April 2, 2007, the Company disclosed the engagement of GT as our independent accountants for 2007 by filing a Current Report on Form 8-K with the Securities and Exchange Commission. The Company provided GT with a copy of such Current Report, which included the information and disclosures contained in this paragraph, and gave GT an opportunity to prepare a letter addressed to the Securities and Exchange Commission containing new information, clarifications or an expression that GT did not agree with such information or disclosures. GT indicated to the Company that such a letter is unnecessary and will not be prepared as GT did not have any new information or clarifications concerning, and GT agreed with, such information and disclosures.

Following the completion of GT’s audit of the Company’s financial statements as of and for the period ended December 31, 2007, the Audit Committee selected GT to continue to serve as our independent accountants for 2008. The Audit Committee has recently selected GT to continue to serve as our independent accountants for 2009. Representatives of GT will be present at the Annual Meeting and will have an opportunity to make a statement if they so choose. They will also be available to respond to appropriate questions at such time.

By the Audit Committee

Francois J. Castaing

John M. Devine

Oscar B. Marx, III

James J. Paulsen*

* Mr. Paulsen was a member of the Audit Committee during 2008, but ceased to be a member of the Audit Committee effective February 20, 2009.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Beneficial Ownership of Significant Shareholders

The table below sets forth certain information regarding the beneficial ownership of the Company’s common stock as of March 18, 2009 (except that, as noted below, certain ownership information is based on Schedule 13G reports filed by the beneficial owner as of a date prior to March 18, 2009) by each person known to us to be a beneficial owner of more than 5% of the outstanding common stock. Beneficial ownership includes any shares which a person has the right to acquire within 60 days after the date of calculation, including shares that may be purchased by the exercise of stock options or the exercise of warrants to purchase stock. The “percent of class” calculation for each person is based on this inclusive definition of beneficial ownership. Except as expressly noted, each person listed has sole voting power and investment power with respect to all shares of capital stock listed as beneficially owned by such person.

	Common Stock
Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class
FMR LLC(a)	2,125,621	(a)	10.0%
Prescott Group Capital Management, L.L.C.(b)	1,511,340	(b)	7.1%
William Blair & Company, L.L.C.(c)	1,433,673	(c)	6.8%
Pacific Global Investment Management Company(d)	1,320,775	(d)	6.2%

(a)	FMR LLC (“FMR”) is the parent of Fidelity Management & Research Company (“Fidelity”), an investment adviser to various investment companies. Pyramis Global Advisors Trust Company (“PGATC”) is an indirect wholly owned subsidiary of FMR. Edward C. Johnson, III is Chairman of FMR. Mr. Johnson and members of his family are the owners of approximately 49% of the voting equity of FMR. The shares reported as owned by FMR include 327,043 shares held by various investment companies for which Fidelity acts as investment adviser and 1,798,578 shares held by institutional accounts for which PGATC acts as investment manager; however, PGATC only has the sole right to vote or direct the vote of 1,549,235 of such shares. The address for FMR is 82 Devonshire St., Boston, MA 02109. The information with respect to FMR is based solely on a Schedule 13G report, dated January 9, 2009.

(b)	Prescott Group Capital Management, L.L.C. (“Prescott Capital”) is the general partner of Prescott Group Aggressive Small Cap, L.P. and Prescott Group Aggressive Small Cap II, L.P. (the “Prescott Funds”). Phil Frohlich is the principal of Prescott. The Prescott Funds are general partners of Prescott Group Aggressive Small Cap Master Fund, G.P. (the “Prescott Master Fund”). The shares reported as owned by Prescott Capital were purchased by the Prescott Funds through the account of the Prescott Master Fund and are held by the Prescott Master Fund. The address for Prescott Capital is 1924 South Utica, Suite 1120, Tulsa, OK 74101. The information with respect to Prescott Capital is based solely on a Schedule 13G report, dated February 9, 2009.

(c)	The address for William Blair & Company, L.L.C. (“William Blair”) is 222 W. Adams, Chicago, IL 60606. The information with respect to William Blair is based solely on a Schedule 13G report, dated January 12, 2009.

(d)	The shares reported as owned by Pacific Global Investment Management Company (“PGIMC”) represent shares for which PGIMC has investment direction and voting authority granted by certain clients of PGIMC, which may be revoked at any time. George A. Henning has an ownership interest in PGIMC. The address for PGIMC is 101 N. Brand Blvd., Suite 1950, Glendale, CA 91203. The information with respect to PGIMC is based solely on a Schedule 13G report, dated February 12, 2009.

Beneficial Ownership of Directors and Executive Officers

The table below sets forth certain information regarding the beneficial ownership of the Company’s common stock as of March 18, 2009 by each director, each Named Executive Officer (see “Executive Compensation” for description of individuals included in this group), and all of the directors and executive officers as a group. Beneficial ownership includes any shares which a person has the right to acquire within 60 days after the date of calculation, including shares that may be purchased by the exercise of stock options. The “percent of class” calculation for each person is based on this inclusive definition of beneficial ownership. Each person listed has sole voting power and investment power with respect to all shares of capital stock listed as beneficially owned by such person.

	Common Stock
	Amount and Nature of Beneficial Ownership			Percent of Class
Directors and Executive Officers	Shares		Stock Options (a)
Francois J. Castaing (Director)	—		45,000	*
John M. Devine (Director)	—		10,000	*
Maurice E.P. Gunderson (Director)	—		20,000	*
Oscar B. Marx, III (Director)	723,262		117,500	3.9%
James J. Paulsen (Director)	—		65,000	*
Daniel R. Coker (Director, President and CEO)	25,642	(b)	223,250	1.2%
Lon E. Bell, Ph.D. (Director, President, BSST LLC)	106,885		57,500	*
James L. Mertes (Vice President of Quality and Operations)	15,530	(b)	148,500	*
Daniel J. Pace (Vice President of Sales and Marketing)	27,935		93,500	*
Barry G. Steele (Vice President of Finance, Chief Financial Officer, Treasurer and Secretary)	10,201	(b)	68,000	*
All executive officers and directors as a group (11 persons), including the above individuals	916,195		907,250	8.2%

*	Less than 1%.

(a)	In accordance with the rules of the Securities and Exchange Commission, the amounts listed include the number of shares of common stock purchasable pursuant to options that are either currently exercisable or exercisable within 60 days of March 18, 2009.

(b)	Includes 3,466, 1,244 and 1,530 restricted shares for Messrs. Coker, Mertes and Steele, respectively. The restrictions will terminate on March 6, 2010 provided that the respective officer remains employed by the Company through and including such date.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

The following table provides information as of December 31, 2008, with respect to our shares of common stock that may be issued under our existing equity compensation plans :

Plan Category	Number of Common Shares to be Issued Upon Exercise of Outstanding Options (a)	Weighted- Average Exercise Price of Outstanding Options (b)	Number of Common Shares Remaining Available for Future Issuance Under Equity Compensation Plans (excluding Common Shares Reflected in Column (a)) (c)
Equity compensation plans approved by stockholders:
2006 Plan:	768,000	$9.64	946,278	*
1997 Plan:	1,090,783	5.01	—

Total:	1,858,783	6.92	946,278
Equity compensation plans not approved by stockholders (1993 Plan)	62,000	1.93	—

Total	1,920,783	$6.73	946,278

For a description of the above Plans, see Note 8 “Accounting for Stock-Based Compensation” to the Company’s Consolidated Financial Statements filed on Form 10-K for the period ended December 31, 2008.

* Does not reflect the additional common shares that would become available for issuance under the 2006 Plan if the proposed amendment to the Amerigon Incorporated 2006 Equity Incentive Plan is approved by the stockholders (see a summary of such proposal beginning on page 4).

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our officers and directors, and persons who own more than ten percent of a registered class of our equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater than ten-percent shareholders are required by Securities and Exchange Commission regulation to furnish us with copies of all Section 16(a) reports they file. Based solely on review of the copies of such reports furnished to us during or with respect to 2008, or written representations that no filings on Form 5 were required, we believe that during the 2008 all Section 16(a) filing requirements applicable to our officers, directors and greater than ten-percent beneficial owners were complied with, except as follows: (a) five reports on Form 4 with respect to the automatic award of options to our independent directors, Francois J. Castaing, John M. Devine, Maurice E.P. Gunderson, Oscar B. Marx, III and James J. Paulsen were filed late; (b) four reports on Form 4 with respect to the sale of shares by one of our directors, Oscar B. Marx, III, made pursuant to the terms of a Rule 10b5-1 Plan established by Mr. Marx, were filed late; (c) four reports on Form 4 with respect to the award of restricted shares to officers Daniel R. Coker, James L. Mertes, Barry G. Steele and Sandra L. Grouf, were filed late; (d) five reports on Form 4 with respect to the sale of shares by director Francois J. Castaing and the sale of shares by officers Daniel R. Coker, James L. Mertes, Daniel J. Pace and were filed late; and (e) six reports on Form 4 with respect to the grant of options to officers Daniel R. Coker, Lon E. Bell, James L. Mertes, Daniel J. Pace, Barry G. Steele and Sandra L. Grouf were filed late.

DIRECTOR COMPENSATION

Non-employee directors receive the following compensation as consideration for their service in their capacity as directors, in addition to reimbursement for out-of-pocket expenses incurred in attending Board of Directors and committee meetings:

•	an annual fee of $10,000 ($50,000 for the Chairman of the Board);

•	$2,000 for Board meetings they attend;

•	$1,000 for committee meetings they attend; and

•

pursuant to the Company’s 2006 Equity Incentive Plan, options to purchase 10,000 shares of Company common stock on the first business day of each calendar year, if they were a director on such date, or, if applicable, on the first date they first became a director, at an exercise price equal to the fair market value of such shares on the date of grant. These options are not exercisable until the first anniversary of the date of grant and expire on the tenth anniversary of the date of grant.

Employee directors do not receive any additional compensation in recognition for their service as a director of the Company.

The following table sets forth information concerning the compensation paid to our directors during 2008:

Name(a)	Fees Earned or Paid in Cash ($)	Options Awards ($)(b)	Total ($)
Francois J. Castaing	$30,000	$73,331	$103,331
John M. Devine(c)	32,000	73,331	105,331
Maurice E.P. Gunderson	30,000	73,331	103,331
Oscar B. Marx, III	72,000	73,331	145,331
James J. Paulsen	34,000	73,331	107,331

(a)	Directors Daniel R. Coker and Lon E. Bell are named executive officers in the Summary Compensation Table below and receive no additional compensation for their service as a director.

(b)	The option awards listed were granted on January 2, 2008 and, as described above, consist of options to purchase 10,000 shares of Company common stock each. The dollar amount shown is based on the grant date fair market value of such options as computed in accordance with FAS 123R. For a full description of all of the assumptions made in the valuation of such option awards, see Note 8 “Accounting for Stock-Based Compensation” to the Company’s Consolidated Financial Statements filed on Form 10-K for the period ended December 31, 2008. The aggregate number of option awards outstanding, both exercisable and non-exercisable, as of December 31, 2008 for each of the directors included in this table are as follows: Mr. Castaing – 55,000, Mr. Devine – 20,000, Mr. Gunderson – 30,000, Mr. Marx – 127,500, and Mr. Paulsen – 75,000.

(c)	Mr. Devine was first appointed as a director effective January 2, 2008.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

General Compensation Objectives. The Compensation Committee’s overall compensation objectives applicable to our executive officers are to provide a compensation package intended to attract, motivate and retain qualified executives and to provide them with incentives to achieve our annual goals and increase shareholder value. The Compensation Committee reviews these objectives each year in connection with its review of our proxy statement and has approved this philosophy. The Compensation Committee implements these objectives through salaries, bonuses, equity incentives, a 401(k) plan, a defined benefit plan for our President and Chief Executive Officer, employment and miscellaneous personal benefits. Our objectives and reasons for selecting each of these elements are described below.

Our compensation philosophy is to emphasize compensation that provides executives with incentives to achieve our annual budgeted goals and increase shareholder value. To that end, as described below, we have adopted a bonus plan that is tied directly to achieving particular financial results, and we award equity incentives designed for executive retention and to provide executives with incentives to increase shareholder value. Each is intended to represent a potentially significant portion of our executives’ total compensation. Generally, the annual bonuses we pay are based on a varying percentage of an executive’s salary and, as a result, changes in an executive’s salary generally change the amount of his or her annual bonus. Equity incentives are generally determined based on the executive’s position rather than his or her salary.

See “Corporate Governance Information – Compensation Committee” for a discussion of the members of the Compensation Committee, their independence, the Compensation Committee’s meetings and procedures, and the role of executive officers in determining executive compensation.

Comparability. Based on reviews of information from various publications and hired consultants, their extensive experience with compensation practices in other businesses, information included in proxy statements of similar companies with comparable market capitalization and comparable revenues, and its members’ subjective review of the reasonableness and fairness of proposed compensation in light of all relevant circumstances, the Compensation Committee has determined that the salaries paid to the Company’s executives are in line with the compensation offered by other similarly-situated companies and that the bonus compensation is reasonable. The Compensation Committee has also determined that the total compensation, including equity compensation, paid to the Company’s executive officers is reasonable and fair based on the independent information available. Among the companies which we consider to be comparable for purposes of the above analysis, and for which our independent consultants provide benchmark data, are Core Molding Technologies Inc., Fuel Systems Solutions Inc., Hawk Corp., Iteris Inc., Motorcar Parts America Inc., Quantum Fuel Systems Technologies, Strattec Security Corp. and Williams Controls Inc. We believe such companies are generally comparable to our Company in terms of revenue, market capitalization and industry.

Salaries. The Compensation Committee’s policy is to provide salaries that it believes are necessary to attract and retain qualified executives. In determining its recommendations for executive officer salaries, the Compensation Committee generally relies on the recommendations of its President and Chief Executive Officer and on the Compensation Committee’s review of salaries paid to similar officers at comparable companies as described above under “Comparability”. The Compensation Committee also considers individual performance, the executive officer’s position and experience, the Company’s financial resources, the executive officer’s existing salary and the salaries of our other officers and employees. On an annual basis, executive salaries are reviewed by the Compensation Committee. Salary increases for executive officers are generally granted after this review representing a combination of cost of living adjustments and merit raises and were between 3% and 5% in 2008.

Bonuses. The Compensation Committee’s policy is to make a meaningful portion of an executive’s compensation contingent on achieving financial targets for the year. For 2008, we adopted the Amerigon

Incorporated 2008 Management Incentive Plan (the “2008 Plan”) for those full-time employees selected to participate in the plan by the Compensation Committee, which included all of our executive officers. The 2008 Plan is very similar to the 2007 Management Incentive Plan (the “2007 Plan”) we adopted during 2007. The 2008 Plan was designed to encourage Company employees to operate as entrepreneurial stakeholders and reward them for bringing value to the Company by meeting or exceeding financial and operational objectives. Additionally, the 2008 Plan was designed to encourage stock ownership by Company employees. To be eligible to receive an incentive award under the 2008 Plan, an employee must be employed on the bonus payment date, which date was determined by the Compensation Committee to be March 5, 2009. Employees who joined the Company during 2008 were eligible for pro rated incentive bonuses to the extent approved by the Compensation Committee. The 2008 Plan included two potential bonus payments: a Base Level payment and a Recognition Level payment. Upon achievement of the applicable criteria for each level, eligible employees are entitled to receive bonuses based on a percentage of their salary. For the CEO, this percentage was set at 50% for the Base Level and 41% for the Recognition Level. For Company Vice-Presidents, this percentage was set at 30% at the Base Level and 20% at the Recognition Level. For all other eligible employees, this percentage was set at 20% at the Base Level and 14% at the Recognition Level. Notwithstanding the foregoing, payments with respect to the Recognition Level for all employees are contingent upon the Company exceeding the Base Level Target (described below) by at least 10% and are capped at the lesser of 30% of the Company’s earnings before interest and taxes (EBIT) above the Base Level target and $502,000. The 2008 Plan gave the Compensation Committee broad discretion to increase or decrease incentive bonuses as it deems appropriate.

With respect to employees of Amerigon Incorporated, the bonus payment for the Base Level is tied to the Company’s overall financial results. The 2008 Plan provides that the full Base Level bonus is earned upon achievement of the Board-approved target for the Company’s EBIT for 2008 of $13,385,000 (the “Base Level Target”). This target was chosen because the Compensation Committee believes EBIT is a key measure of the Company’s success and, although achievable, the target amount represented a significant increase from the prior year EBIT. Under the terms of the 2008 Plan, failure to meet such target would result in a reduction to the Base Level payment or no payment at all. For each 1% that the actual EBIT is less than the target EBIT, the Base Level bonus payment would be reduced by 5%. Following completion of the audit of the Company’s financial statements for 2008, the Compensation Committee determined that the Base Level Target was not met and recommended to the Board of Directors that none of the Base Level bonus should be paid to employees of Amerigon Incorporated. The Board of Directors adopted such recommendation.

With respect to employees of BSST the bonus payment for the Base Level is tied to certain technological achievements and financial goals by BSST during the fiscal year. Those achievements are established and by the Compensation Committee with input from management of BSST. Following the completion of each fiscal year, the Compensation Committee makes a determination as to whether the established technological and financial goals have been met and then makes a recommendation to the Board of Directors concerning payment of the Base Level bonus amount to employees of BSST. For 2008, the Compensation Committee determined that all of BSST’s technological and financial goals had been met and recommended to the Board of Directors that the Base Level bonus be paid to employees of BSST. The Board of Directors adopted such recommendation.

The Compensation Committee does not have a formal written policy regarding adjustment of bonus payments if the relevant performance measures or underlying facts upon which they are based are restated or otherwise adjusted in a manner that would materially increase or reduce the size of the incentive payment, but the Compensation Committee has concluded that, for 2008, no such restatement or adjustment occurred.

The bonus payment for the Recognition Level is tied to each eligible employee’s personal contribution to the Company’s success during the year based on a “forced ranking” system. Members of senior management rank employees based on their successes and overall job performance. The CEO reports the results of these rankings to the Compensation Committee and the Compensation Committee determines if the Recognition Level bonuses should be paid. The Compensation Committee also makes an independent determination as to whether the CEO should be paid a Recognition Level bonus based on his individual performance, the performance of the individuals that report to him and overall Company performance. Individuals determined to have earned a Recognition Level Bonus are grouped into three categories with the top 25%, based on performance, placed in the group “top performers”; the next 25% placed in the group “solid performers” and the final 50% placed in the group “contributors.” The Recognition Level payment is allocated to each group as follows: top performers, 50%, solid performers, 25%, and contributors, 25%. Notwithstanding the foregoing, the Compensation Committee has the right to alter the Recognition Level payment as it deems appropriate. For 2008, the Compensation Committee determined that, because the Base Level Target was not met, no Recognition Level bonus payments should be paid. Consequently, none of the executive officers listed on the Summary Compensation Table below received a Recognition Level bonus and only Lon E. Bell, President of BSST, received a Base Level payment as a result of BSST achieving its technological and financial goals. Dr. Bell’s Base Level bonus was $46,000. The total Base Level bonuses paid by the Company to all BSST employees was $307,000.

The Compensation Committee believes that stock ownership by executives, which aligns the interests of management with Company’s shareholders, is an important part of increasing shareholder value. To encourage stock ownership by Company employees, the 2008 Plan contained a feature that allowed recipients of Recognition Level bonus payments to elect to receive such payments in the form of common stock of the Company rather than in cash. Such election was required prior to determination by the Compensation Committee that a Recognition Level bonus is being awarded. If an employee elects to receive his or her Recognition Level bonus payment in the form of common stock, the 2008 Plan provides that he or she will receive that number of shares of common stock having a grant-date fair market value equal to 150% of the cash that is foregone. Two-thirds of the stock received by employees making this election is restricted stock that reverts back to the Company if the employee is no longer employed by the Company; however, one-half of the restricted stock is no longer subject to this reversion if the employee remains employed by the Company through and including the first anniversary of the grant date, and the remaining restricted stock is no longer subject to this reversion if the employee is no longer employed by the Company through and including the second anniversary of the grant date. To alleviate concerns by management that a restricted stock election may result in immediate loss of value upon termination for any reason as compared to a scenario where no election is made, the 2008 Plan also included a feature that pays an employee whose employment with the Company has terminated prior to the first anniversary of the grant date an amount equal to the cash he or she originally elected to forego by making the election described above. The right to receive such a cash payment does not apply to any employee whose employment with the Company terminates subsequent to the first anniversary of the grant date. None of the executive officers eligible for a Recognition Level bonus under the 2008 Plan elected to receive any portion of their Recognition Level bonus in the form of Company stock.

In light of the uniquely challenging operational conditions faced by the Company in 2009, the Compensation Committee has concluded that the above bonus structure will not be applicable in 2009. Instead, the Compensation Committee has recommended to the Board of Directors, and the Board of Directors has approved, the framework of a performance objective plan covering key employees of the Company, including executive officers. Under the terms of such plan, specific performance objectives will be established for the first half and second half of 2009 and, if those individual objectives are met, the Compensation Committee will make discretionary payments to the applicable employees after the end of the year.

Equity Incentives. The Compensation Committee uses the award of stock options to executive officers to retain them and provide a long-term incentive to increase shareholder value. The Compensation Committee’s policy is that these equity incentives should be a significant portion of an executive’s potential compensation because increasing shareholder value is management’s primary objective. In 2008, the Compensation Committee recommended that stock options be awarded to all of the Company’s executive officers and key employees. This decision was made, in part, because many of our executives hold options that are fully vested and the Compensation Committee believes that this provides only a limited incentive for our key executives to remain with the Company. Whenever stock options are awarded, the Company’s policy is to fix the exercise price of the options at the fair market value of the underlying shares on the date of grant. Therefore, such options only provide compensation if the price of the underlying shares increases. The table below entitled “Grants of Plan Based Awards” describes the stock options awarded to our executive officers during 2008 under the Company’s 2006 Equity Incentive Plan. As of December 31, 2008, there remained 946,278 shares available for grant under the 2006 Equity Incentive Plan. No shares remain available for grant under the 1993 Stock Option Plan or the 1997 Stock Incentive Plan. The Committee does not have a policy of timing option grants in coordination with the release of material non-public information. The Committee generally considers equity incentive grants on an annual basis and at varying times throughout the year, generally based upon recommendations from the Board of Directors that additional equity incentives are appropriate. In March 2009, the Compensation Committee concluded to issue new stock option awards to key employees of the Company representing the right to purchase an aggregate of 882,000 shares of common stock.

The Compensation Committee’s policy has been to grant options that vest over a specific period (generally three or four years) to provide an incentive for the recipient to remain with us, to provide a long-term incentive and to lessen the accounting charge for such options (which is generally amortized over the vesting period). We do not have any stock ownership requirements for executive officers or directors; however, each of our executives has a significant number of exercisable options. In addition, the vesting of all of our option and restricted share awards may, upon certain determinations by the Board of Directors, accelerate upon a change in control to provide a greater incentive for all optionees to complete change in control transactions that benefit shareholders by allowing them to participate in the benefits of the transaction regardless of whether their employment will continue. The vested portion of options granted to executives and directors generally remain exercisable after termination of employment until their original expiration date. The Committee’s policy is to provide new executives with stock options to attract them to us. The number of options awarded is based on negotiations with new executives, management’s recommendations and the Committee’s subjective judgment primarily after reviewing the number of options granted to our other executives.

Defined Benefit Plan. During 2008, the Compensation Committee recommended a new defined benefit plan benefiting the Company’s President and Chief Executive Officer, Daniel R. Coker. Such plan was subsequently approved by the Independent Directors. The defined benefit plan was intended to entice Mr. Coker to maintain employment with the Company for a considerable period of time. Stability and competence at the executive level was a key factor in our decision to recommend such plan. The plan, more fully described in Note 14 “Executive Nonqualified Defined Benefit Plan” to the Company’s Consolidated Financial Statements filed on Form 10-K for the period ended December 31, 2008, includes a vesting period that begins on April 1, 2011 and continues for six years. The considerable period of time between adoption of the plan and its full vesting is consistent with our compensation goals of retaining a qualified President and Chief Executive Officer. The plan provides for fifteen annual benefit payments of $300,000 each beginning January 1, 2018. Based on our review of the benefits offered to President and Chief Executive Officers of other similarly-situated companies, and based on our desire to retain the services of Mr. Coker, we believe that the defined benefit plan is fair and reasonable. Other than the defined benefit plan described above, Amerigon does not maintain any post-retirement medical benefits, non-qualified deferred compensation plans or retirement or pension plans, other than our 401(k) Plan, which is available to all of our employees.

401(k) Plan. We have adopted a 401(k) plan to provide all eligible employees a means to accumulate retirement savings on a tax-advantaged basis, and our executive officers are eligible to participate in this plan on the same basis as other participants. Participants may defer specified portions of their compensation and (1) we match 50% percent of employee contributions up to a contribution by us equal to 2% percent of the employee’s compensation and (2) we may, but are not required to, make additional discretionary contributions. The Compensation Committee has not made any discretionary contribution to the 401(k) Plan since its inception.

Vacation Pay. All Company employees are subject to the same vacation pay policy. The number of days of vacation time available to each employee is based on the number of years such employee has worked for the Company. Employees are encouraged to take all of their available vacation time each year, but may carryover any unused vacation time indefinitely. To the extent that an employee has more than 40 hours of accumulated vacation time at any time, he or she may elect to receive a lump sum payment for any portion of such excess hours at his or her then-current rate of pay. In addition, upon an employee’s termination of employment with the Company, he or she will receive a lump sum payment for all unused vacation time at his or her then-current rate of pay. Employees that have accumulated vacation in excess of 240 hours on June 30 or December 31 of any year are paid a mandatory lump sum payment equal to such excess at his or her then-current rate of pay.

Employment and Change in Control Agreements. The Compensation Committee’s policy is to not execute formal employment agreements with our executive officers. The Compensation Committee believes that it has been able to attract qualified executives without the need to negotiate and execute formal agreements.

Perquisites. We provide certain of our executive officers with use of a company-owned automobile. Our most important product is the system that heats and cools automobile seats and we believe it is important that our executive officers not only thoroughly understand our product but also present themselves to others as users of our product. We allocate the costs of such automobiles between business and personal use and report the personal use portion as additional compensation paid to the applicable employee. The Company also provides club memberships to our President and Chief Executive Officer. These memberships are used for entertaining current and potential customers and suppliers and other business associates of the Company. They are also used as meeting locations. We allocate the costs of such club memberships between business and personal use and report the personal use portion as additional compensation paid to our President and Chief Executive Officer.

Section 162(m) Policy. The Compensation Committee reserves the right to pay compensation to Company executives in amounts it deems appropriate regardless of whether such compensation is deductible for federal income tax purposes. The Committee believes providing the compensation it deems appropriate is more important to the Company than the potential loss of related compensation deductions, especially in light of the Company’s net operating loss carryforwards, the non-cash nature of deductions available upon the exercise of stock options, and the current levels of its base salaries and bonuses. To date, Section 162(m) has not prevented us from deducting compensation paid to our executive officers.

Summary Compensation Table

The following table sets forth compensation information for 2008, 2007 and 2006 for the following “Named Executive Officers”: (1) our Chief Executive Officer (CEO), (2) our Chief Financial Officer (CFO) and (3) our three most highly compensated executive officers other than our CEO and our CFO who were serving as executive officers at the end of 2008.

Name and Principal Position	Year	Salary ($)(a)	Stock Awards ($)(b)		Option Awards ($)(c)	Non-Equity Incentive Plan Compensation ($)(d)	Changes in Nonqualified Deferred Compensation Earnings ($)		All Other Compen- sation ($)(e)	Total ($)
Daniel R. Coker,	2008	$285,600	$—		$313,050	$—	$142,000	(h)	$34,663	$775,313
President and Chief Executive Officer	2007	273,500	169,875	(f)	—	136,750	—		38,972	619,097
	2006	269,197	98,102	(g)	325,583	134,599	—		90,313	917,794

Lon E. Bell,	2008	$222,000	$—		$203,483	$46,000	$—		$13,432	$484,915
President of BSST LLC	2007	222,000	—		—	45,500	—		13,215	280,715
	2006	219,434	31,875	(g)	217,055	63,750	—		13,138	545,252

James L. Mertes,	2008	$191,463	$—		$109,568	$—	$—		$17,781	$318,812
Vice President of Quality and Operations	2007	185,887	60,000	(f)	—	55,766	—		15,884	317,537
	2006	187,311	30,000	(g)	78,140	56,193	—		18,298	369,942

Daniel J. Pace,	2008	$185,680	$—		$109,568	$—	$—		$11,262	$306,510
Vice President of Sales and Marketing	2007	179,418	—		—	103,825	—		12,200	295,443
	2006	179,023	37,500	(g)	78,140	53,707	—		11,129	359,499

Barry G. Steele,	2008	$188,025	$—		$109,568	$—	$—		$13,502	$311,095
Vice President of Finance, Chief Financial Officer, Secretary and Treasurer	2007	179,912	75,000	(f)	—	53,974	—		13,116	322,002
	2006	177,792	67,500	(g)	104,186	53,338	—		11,751	414,567

(a)	During 2006, 2007 and 2008, none of the Named Executive Officers earned a non-equity bonus that was not based on the achievement of a pre-established performance target. Bonuses earned that were tied to pre-established performance targets are reported under the columns entitled “Stock Awards” and “Non-Equity Incentive Plan Compensation.”

(b)	See “Compensation Discussion and Analysis—Bonuses” for a description of stock awards granted to executive officers under our incentive bonus plan. Amounts shown for 2006 were awarded to the executives based on 2006 financial results, but were not delivered until 2007. Amounts shown for 2007 were awarded to the executives based on 2007 financial results, but were not delivered until 2008. The dollar amount shown for each stock award represents the full fair market value of the stock award on the date of grant. For a full description of all of the assumptions made in the valuation of stock awards, see Note 8 “Accounting for Stock-Based Compensation” to the Company’s Consolidated Financial Statements filed on Form 10-K for the period ended December 31, 2008.

(c)	The dollar amount shown is based on the grant date fair market value of the options awarded during the applicable year as computed in accordance with FAS 123R. For a full description of all of the assumptions made in the valuation of option awards, see Note 8 “Accounting for Stock-Based Compensation” to the Company’s Consolidated Financial Statements filed on Form 10-K for the period ended December 31, 2008.

(d)	See “Compensation Discussion and Analysis—Bonuses” for a description of non-equity incentive plan compensation for executive officers under our incentive bonus plan. Amounts shown for 2006 were awarded to the executives based on 2006 financial results, but were not paid until 2007. Amounts shown for 2007 were awarded to the executives based on 2007 financial results, but were not paid until 2008. Amounts shown for 2008 were awarded to the executives based on 2008 financial results, but were not paid until 2009.

(e)	See “Compensation Discussion and Analysis—Perquisites” and “Compensation Discussion and Analysis—Vacation Pay” for a description of other compensation paid to executive officers. The amounts shown include payments by the Company for (i) unused vacation time off, (ii) 401(k) matching contributions paid by the Company for the benefit of the Named Executive Officer, (iii) automobiles used by the Named Executive Officers and (iv) club memberships used by Mr. Coker. With respect to (iii) and (iv), the Company has only disclosed the portion of such items determined to be related to the Named Executive Officer’s personal use.

(f)	Includes 6,931, 2,448 and 3,060 restricted shares for Messrs. Coker, Mertes, and Steele, respectively. The restrictions terminated with respect to half of these restricted shares on March 6, 2009, and the restrictions will terminate with respect to the remainder of these restricted shares on March 6, 2010, provided that the respective officer remains employed by the Company through and including such date. If the respective officer’s employment with the Company terminates prior to March 6, 2010, he will forfeit all of the shares for which the restrictions have not terminated.

(g)	Includes 5,437, 1,767, 1,663, 2,078 and 3,741 restricted shares for Messrs. Coker, Bell, Mertes, Pace and Steele, respectively. The restrictions terminated with respect to half of these restricted shares on March 14, 2008, and the remainder of these restricted shares on March 14, 2009.

(h)	On August 8, 2008, the Company established The Executive Nonqualified Defined Benefit Plan of Amerigon Incorporated (the “Defined Benefit Plan”) with an effective date of April 1, 2008. Daniel Coker, the Company’s President and Chief Executive Officer, is expected to be the only participant in the Plan which will, if fully vested, provide for fifteen annual retirement benefit payments of $300,000 each beginning January 1, 2018. Mr. Coker will become entitled to receive such retirement benefit payments, or a portion thereof, through his continuous service to the Company as follows: Mr. Coker will become proportionally vested in the benefit over a six year period starting on April 1, 2011. The Company has also established a corporate-owned life insurance policy (“COLI”) on the life of Oscar Marx III, the Chairman of the Company’s Board of Directors. The COLI will be held by a trust established for payment of benefits under the Plan. We have accounted for the Plan in accordance with Statement of Financial Accounting Standard No. 158, “Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plan” which requires that the Company record a projected benefit obligation representing the present value of future plan benefits when earned by the participant. As of December 31, 2008, the recorded projected benefit obligation was $142,000. For a full description of all of the assumptions made in the valuation of the projected benefit obligation under the Defined Benefit Plan, see Note 14 “Executive Nonqualified Defined Benefit Plan” to the Company’s Consolidated Financial Statements filed on Form 10-K for the period ended December 31, 2008.

Grants of Plan Based Awards

(including Option Grants in the Last Fiscal Year)

The following table sets forth information concerning each grant of an award made during 2008 to each of our Named Executive Officers.

Name	Grant Date	Payouts Under Non-Equity Incentive Plan Awards(a)	Option Awards: Number of Securities Underlying Options (#)(b)	Exercise Price of Option Awards (#)(c)	Grant Date Fair Value of Stock and Option Awards(d)
Daniel R. Coker	July 23, 2008		100,000	$8.02	$313,050
		$—
Lon E. Bell	July 23, 2008		65,000	$8.02	$203,483
		$46,000
James L. Mertes	July 23, 2008		35,000	$8.02	$109,568
		$—
Daniel J. Pace	July 23, 2008		35,000	$8.02	$109,568
		$—
Barry G. Steele	July 23, 2008		35,000	$8.02	$109,568
		$—

(a)	See “Compensation Discussion and Analysis – Bonuses” for a description of incentive plan compensation for executive officers under our incentive bonus plan. For the purposes of this table, the cash amount shown under “Payouts Under Non-Equity Incentive Plan Awards” is the actual cash bonus the named officer received for his performance for 2008, which was paid in 2009. The Compensation Committee did not modify or waive any of the criteria applied to determine if the incentive plan award show above was earned. For an explanation of the amount of salary and non-equity incentive plan awards in proportion to total compensation, see “Compensation Discussion and Analysis – General Compensation Objectives”. Incentive plan compensation under our incentive bonus plan for 2007 was paid in 2008; however, such compensation is not included in the above table as such amounts were included in the “Grants of Plan Based Awards” table set forth in the proxy statement delivered to stockholders in connection with the annual meeting of stockholders held on May 15, 2008.

(b)	The reported options represent option grants issued other than pursuant to an incentive bonus plan. All of the reported options were awarded pursuant to the terms of the Company’s 2006 Equity Incentive Plan.

(c)	The exercise price of the options granted during 2008 is equal to the closing market price of the underlying common stock on the Grant Date.

(d)	The dollar amount shown is based on the grant date fair market value of the options awarded during the applicable year as computed in accordance with FAS 123R. For a full description of all of the assumptions made in the valuation of option awards, see Note 8 “Accounting for Stock-Based Compensation” to the Company’s Consolidated Financial Statements filed on Form 10-K for the period ended December 31, 2008.

Outstanding Equity Awards at Fiscal Year End

The following table sets forth information concerning unexercised options and stock that has not vested for each of the Named Executive Officers as of December 31, 2008.

	Option Awards						Stock Awards
	Number of Securities Underlying Unexercised Options (#)				Option Exercise Price ($)	Option Expiration Date	Number of Shares of Stock That Have Not Vested (#)	Market Value of Shares of Stock that Have Not Vested ($)(a)
Name	Grant Date		Exercisable	Unexercisable
Daniel R. Coker	6/23/1999 6/23/1999 5/19/2004 12/29/2006 7/23/2008	(c) (d) (e) (e) (f)	118,233 6,767 60,000 56,250 —	— — — 18,750 100,000	$3.06 3.06 4.90 9.66 8.02	6/23/2009 6/23/2009 5/19/2014 12/29/2016 7/23/2018	9,650	$31,459
Lon E. Bell	1/28/2003 1/28/2004 12/29/2006 7/23/2008	(b) (b) (e) (f)	10,000 10,000 37,500 —	— — 12,500 65,000	2.20 4.40 9.66 8.02	1/28/2013 1/28/2014 12/29/2016 7/23/2018	884	2,882
James L. Mertes	6/23/1999 9/10/2002 5/19/2004 12/29/2006 7/23/2008	(c) (e) (e) (e) (f)	75,000 30,000 30,000 13,500 —	— — — 4,500 35,000	3.06 1.48 4.90 9.66 8.02	6/23/2009 9/10/2012 5/19/2014 12/29/2016 7/23/2018	3,280	10,693
Daniel J. Pace	6/23/1999 5/19/2004 12/29/2006 7/23/2008	(c) (e) (e) (f)	50,000 30,000 13,500 —	— — 4,500 35,000	3.06 4.90 9.66 8.02	6/23/2009 5/19/2014 12/29/2016 7/23/2018	1,039	3,387
Barry G. Steele	10/11/2004 12/29/2006 7/23/2008	(e) (e) (f)	50,000 18,000 —	— 6,000 35,000	3.50 9.66 8.02	10/11/2014 12/29/2016 7/23/2018	4,931	17,850

(a)	The market value of shares of stock that have not vested is based on the full fair market value of the underlying stock as of December 31, 2008.

(b)	The option is exercisable on the date of grant.

(c)	The option is subject to a vesting schedule in which 20% of the underlying shares are available for purchase on the grant date, an additional 20% are available for purchase on each of the first, second and the third anniversary of the grant date and 10% is available for purchase 19 months after the grant date and on the fifth anniversary of the grant date.

(d)	The option is subject to a vesting schedule in which the underlying shares are available for purchase in three equal installments: the first available on the grant date and the second and third installments available on the first and second anniversary of the grant date.

(e)	The option is subject to a vesting schedule in which the underlying shares are available for purchase in four equal installments: the first available on the grant date and the second, third and fourth installments available on the first, second and third anniversary of the grant date.

(f)	The option is subject to a vesting schedule in which the underlying shares are available for purchase in three equal installments on June 30, 2009, June 30, 2010 and June 30, 2011.

Employment Agreements

No Named Executive Officer is a party to an employment or similar agreement with the Company. However, Dr. Bell has entered into a revenue sharing agreement with BSST for certain intellectual property contributed to BSST by Dr. Bell. In addition, under BSST’s limited liability company agreement, Dr. Bell has been granted certain anti-dilution and pre-emptive rights with respect to his 15% ownership interest in BSST.

Post-Termination and Change in Control Agreements

Under the terms of the Company’s 2006 Equity Incentive Plan, 1997 Stock Incentive Plan and 1993 Stock Option Plan, the occurrence of a “change in control” of the Company, as such term is defined in each plan, may result under certain circumstances in immediate vesting of the unvested options issued under each plan. Under the terms of each plan, the Board of Directors, acting as the Committee administering each plan, has discretion in determining whether a change in control has occurred and the consequences of such change in control. If the proposal described beginning on page 4 to approve an amendment to the 2006 Plan is adopted, a definition of change in control will be added to the 2006 Plan.

If, upon a change in control, the Board of Directors were to determine that all restrictions with respect to restricted stock awards would terminate and all unvested stock options would vest, the Named Executive Officers would receive the following benefits, assuming such event occurred effective December 31, 2008:

	Securities Underlying Unvested Options		Number of Shares Subject to Restrictions	Estimated Value of Payments upon a Change in Control(a)
Name	Number of Securities	Option Exercise Price
Daniel R. Coker	18,750	$9.66		$—
	100,000	8.02		—
			9,650	31,459
Lon E. Bell	12,500	9.66		—
	65,000	8.02		—
			884	2,882
James L. Mertes	4,500	9.66		—
	35,000	8.02		—
			3,280	10,693
Daniel J. Pace	4,500	9.66		—
	35,000	8.02		—
			1,039	3,387
Barry G. Steele	6,000	9.66		—
	35,000	8.02		—
			4,931	17,850

(a)	The values shown are based on the following assumptions: (1) that the benefit of acceleration of the vesting of options equals the difference between the closing sales price of our common shares on December 31, 2008 and the exercise price of the unvested options multiplied by the number of common shares underlying the unvested options held by the executive at December 31, 2008; provided, however, that negative amounts are treated as having zero value, and (2) that the benefit of termination of restrictions on restricted stock equals the closing sales price of our common shares on December 31, 2008 multiplied by the number of common shares subject to restriction held by the executive on December 31, 2008.

Excluding the foregoing, there are no agreements between the Company and any of its employees by which the resignation, retirement or termination of an employee, including as the result of a change in control of the Company, results in payments or other compensation owing to such employee.

Option Exercises and Stock Vested

The following table represents (1) options that were exercised in 2008 by Named Executive Officers of the Company and (2) restricted stock held by Named Executive Officers of the Company that vested during 2008:

	Option Awards			Stock Awards(a)
Name	Number of Shares Acquired on Exercise (#)		Value Realized On Exercise ($)(b)	Number of Shares Acquired on Vesting (#)(c)	Value Realized On Vesting ($)(d)
Daniel R. Coker	6,000 40,000	(e) (f)	$72,960 565,200	2,718	$42,428

Lon E. Bell	—		—	883	13,784

James L. Mertes	2,000 6,000	(g) (h)	9,960 41,880	831	12,972

Daniel J. Pace	2,000 10,000 4,000	(i) (j) (k)	19,320 135,100 40,840	1,039	16,219

Barry G. Steele	—		—	1,870	29,191

(a)	Awards of shares that are unrestricted on the date of grant are not restricted shares, do not vest over a period of time and, as a consequence, are not included in the above table.

(b)	The “Value Realized on Exercise” is equal to difference between the market price of the underlying common stock on the date of exercise and the exercise price of the options.

(c)	The shares listed became vested on March 14, 2008.

(d)	The “Value Realized on Vesting” is equal to the number of shares that vested multiplied by the market value of such shares of common stock on the date of vesting.

(e)	These options were exercised on March 14, 2008 at an exercise price of $3.45 per share.

(f)	These options were exercised on March 14, 2008 at an exercise price of $1.48 per share.

(g)	These options were exercised on January 4, 2008 at an exercise price of $11.40 per share.

(h)	These options were exercised on June 10, 2008 at an exercise price of $3.45 per share.

(i)	These options were exercised on March 20, 2008 at an exercise price of $5.55 per share.

(j)	These options were exercised on April 2, 2008 at an exercise price of $1.48 per share.

(k)	These options were exercised on May 22, 2008 at an exercise price of $3.45 per share.

Pension Benefits

The following table sets forth information concerning the Company’s defined benefit plan:

Name	Plan Name	Number of Years of Credited Service (#)(a)	Present Value of Accumulated Benefit ($)(b)	Payments During Last Fiscal Year ($)
Daniel R. Coker	The Executive Nonqualified Defined Benefit Plan of Amerigon Incorporated	—	$142,000	$—

(a)	Mr. Coker will become entitled to receive benefits under The Executive Nonqualified Defined Benefit Plan of Amerigon Incorporated (the “Defined Benefit Plan”) through his continuous service to the Company as follows: Mr. Coker will become proportionally vested in the benefit over a six year period starting on April 1, 2011. If fully vested, the Defined Benefit Plan provides for fifteen annual retirement benefit payments to Mr. Coker of $300,000 each beginning January 1, 2018.

(b)	Amount represents the present value of future benefits under the Defined Benefit Plan through December 31, 2008. For a full description of all of the assumptions made in the valuation of the projected benefit obligation under the Defined Benefit Plan, see Note 14 “Executive Nonqualified Defined Benefit Plan” to the Company’s Consolidated Financial Statements filed on Form 10-K for the period ended December 31, 2008.

OTHER MATTERS

If any matters not referred to in this proxy statement should properly come before the Annual Meeting, the holders of your proxy will vote your shares in accordance with their judgment. We are not aware of any such matters that may be presented for action at the Annual Meeting. Your proxy may also vote your shares on matters regarding the conduct of the Annual Meeting.

Enclosed with this proxy statement is our Annual Report for the year ended December 31, 2008. The Annual Report is enclosed for the convenience of shareholders only and should not be viewed as part of the proxy solicitation material. If any person who was a beneficial owner of common stock on the record date for the Annual Meeting desires additional copies of the Annual Report, they will be furnished without charge upon receipt of a written request. The request should identify the person making the request as a stockholder as of the record date and should be directed to Barry G. Steele, Secretary of Amerigon Incorporated, 21680 Haggerty Road, Suite 101, Northville, Michigan 48167.

By Order of the Board of Directors,

Daniel R. Coker

President and Chief Executive Officer

Appendix A

Amerigon Incorporated

2006 Equity Incentive Plan

(as amended to date)

1. Definitions: As used herein, the following definitions shall apply:

(a) “Award” shall mean any stock option, stock appreciation right, restricted stock, restricted stock unit, performance share award or other stock-based award granted under the Plan.

(b) “Board” shall mean the Amerigon Incorporated Board of Directors.

(c) “Committee” shall mean a committee consisting of two or more members of the Board, each of whom (1) shall be an “outside director” as defined under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), and the Treasury Regulations thereunder, and (2) may be a “non-employee director” as defined under Rule 16b-3 of the Rules and Regulations under the Securities Exchange Act of 1934, as amended, or any similar or successor provision, as appointed by the Board to administer the Plan.

(d) “Corporation” shall mean Amerigon Incorporated, a Michigan corporation, or any successor thereof.

(e) “Discretion” shall mean in the sole discretion of the Committee, with no requirement whatsoever that the Committee follow past practices, act in a manner consistent with past practices, or treat a Participant (as hereinafter defined) in a manner consistent with the treatment afforded other Participants with respect to the Plan.

(f) “Incentive Option” shall mean an option to purchase Common Stock of the Corporation which meets the requirements set forth in the Plan and also meets the definition of an incentive stock option set forth in Section 422 of the Code.

(g) “Nonqualified Option” shall mean an option to purchase Common Stock of the Corporation which meets the requirements set forth in the Plan but does not meet the definition of an incentive stock option set forth in Section 422 of the Code.

(h) “Other stock-based award” shall mean any right granted under Paragraph 20 of the Plan.

(i) “Participant” shall mean any individual or class of individual designated by the Committee under Paragraph 6 for participation in the Plan who is or becomes (i) a key employee (including an officer or director who is also a key employee) of the Corporation or any Subsidiary, (ii) a director who is not an employee of the Corporation or any Subsidiary (hereinafter sometimes referred to as an “outside director”), and (iii) a consultant or advisor of the Corporation or any Subsidiary.

(j) “Performance share” shall mean a grant of Common Stock of the Corporation upon the attainment of one or more performance goals during a performance period established by the Committee, as provided in Paragraph 19.

(k) “Plan” shall mean this Amerigon Incorporated 2006 Equity Incentive Plan.

(l) “Restricted stock” shall mean a grant of Common Stock of the Corporation which is subject to restrictions against transfer, forfeiture and such other terms and conditions determined by the Committee, as provided in Paragraph 18.

(m) “Restricted stock unit” shall mean a grant of a right to obtain the value of a share of Common Stock of the Corporation which is subject to restrictions against transfer, forfeiture and such other terms and conditions determined by the Committee, as provided in Paragraph 18.

(n) “Stock appreciation right” shall mean a right to receive the appreciation in value, or a portion of the appreciation in value, of a specified number of shares of the Common Stock of the Corporation, as provided in Paragraph 12.

(o) “Subsidiary” shall mean any corporation, limited liability company, partnership or any other entity in which the Corporation owns, directly or indirectly, stock or other ownership interest therein, possessing more than twenty-five percent (25%) of the combined voting power of all classes of stock or other ownership interest.

2. Purpose of Plan: The purpose of the Plan is to provide key employees (including officers and directors who are also key employees), outside directors, consultants and advisors of the Corporation and its Subsidiaries with incentives to make significant and extraordinary contributions to the long-term performance and growth of the Corporation and its Subsidiaries, to join the interests of key employees, outside directors, consultants and advisors with the interests of the shareholders of the Corporation, and to facilitate attracting and retaining key employees, outside directors, consultants and advisors with exceptional abilities.

3. Administration: The Plan shall be administered by the Committee. Subject to the provisions of the Plan, the Committee shall determine, from those who are or become eligible to be Participants under the Plan, the persons or class of persons to be granted Awards, the type of Awards and the amount or maximum amount of stock or rights covered by Awards to be granted to each such person or class of person, and the terms and conditions of any Awards. Subject to the provisions of the Plan, the Committee is authorized to interpret the Plan, to promulgate, amend and rescind rules and regulations relating to the Plan and to make all other determinations necessary or advisable for its administration. Interpretation and construction of any provision of the Plan by the Committee shall, unless otherwise determined by the Board, be final and conclusive. A majority of the Committee shall constitute a quorum, and the acts approved by a majority of the members present at any meeting at which a quorum is present, or acts approved in writing by a majority of the Committee, shall be the acts of the Committee.

4. Indemnification of Committee Members: In addition to such other rights of indemnification as they may have, the members of the Committee shall be indemnified by the Corporation against the reasonable expenses, including attorneys’ fees, actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any Award granted hereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by the Board or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be determined in such action, suit or proceeding that such Committee member has acted in bad faith; provided, however, that within sixty (60) days after receipt of notice of institution of any such action, suit or proceeding, a Committee member shall offer the Corporation in writing the opportunity, at its own cost, to handle and defend the same.

5. Maximum Number of Shares Subject to Plan: The maximum number of shares of stock which may be issued pursuant to Awards granted under the Plan or with respect to which Awards may be granted under the Plan shall not exceed in the aggregate 1,800,000 shares of Common Stock of the Corporation (subject to adjustments as provided in this Paragraph 5) (the “Share Limit”). Any shares that are delivered by the Corporation, and any awards or grants that are made by, or become obligations of, the Corporation through the assumption by the Corporation or a Subsidiary of, or in substitution for, outstanding awards or grants previously made by an acquired company, shall not be counted against the number of shares available under the Plan. If any shares covered by an Award or to which an Award relates are forfeited, or if an Award otherwise terminates without the delivery of shares or of other consideration, then the shares covered by such Award, or to which such

Award relates, or the number of shares otherwise counted against the aggregate number of shares available under the Plan with respect to such Award, to the extent of any such forfeiture or termination, shall again be, or shall become, available for granting Awards under the Plan.

The maximum number of shares with respect to which Awards may be granted to any Participant during the term of the Plan shall not exceed the Share Limit. All shares with respect to which an Award is granted shall be counted for purposes of this per-person share limitation, regardless of whether the Participant did not realize the benefit of the Award as a result of forfeiture, cancellation, expiration, termination or other event.

The number of shares with respect to each outstanding Award, the option price with respect to outstanding stock options, the grant value with respect to outstanding stock appreciation rights, the aggregate number of shares available at any time under the Plan, the maximum number of shares with respect to which Awards may be made to an individual Participant during the term of the Plan and the number of shares automatically awarded to outside directors as described in Paragraph 9 shall be subject to such adjustment as the Committee, in its Discretion, deems appropriate to reflect such events as stock dividends, stock splits, recapitalizations, mergers, consolidations or reorganizations of or by the Corporation; provided, however, that no fractional shares shall be issued pursuant to the Plan, no Awards may be granted under the Plan with respect to fractional shares, and any fractional shares resulting from such adjustments shall be eliminated from any outstanding Award.

6. Participants: Subject to the provisions of Paragraph 9 below relating to the automatic grant of Nonqualified Options to outside directors, the Committee shall determine and designate from time to time, in its Discretion, those individuals who are or who become key employees (including officers and directors who are also key employees), outside directors, consultants or advisors of the Corporation or any Subsidiary to receive Awards who, in the judgment of the Committee, are or will become responsible for the direction and financial success of the Corporation or any Subsidiary. Subject to the provisions of the Plan, the Committee may authorize in advance the grant of Awards to individuals or classes of individuals who are not at the time of Committee authorization, but who subsequently become, key employees, outside directors, consultants or advisors of the Corporation or any Subsidiary; provided, however, that (i) for all purposes of the Plan, the date of grant of any Award made to an individual pursuant to such authorization shall be no earlier than the date on which such individual becomes an employee, outside director, consultant or advisor of the Corporation or any Subsidiary, and (ii) such authorization shall prescribe the principal terms or range of terms of the Awards that may be made to such individuals or classes of individuals including, without limitation, the type or types of Awards and the number or maximum number of shares to be covered by such Awards.

7. Written Agreement: Each Award granted under the Plan shall be evidenced by a written agreement between the Corporation and the Participant which shall contain such provisions as may be approved by the Committee. Such agreements shall constitute binding contracts between the Corporation and the Participant, and every Participant, upon acceptance of such agreement, shall be bound by the terms and restrictions of the Plan and of such agreement. The terms of each such agreement shall be in accordance with the Plan, but the agreements may include such additional provisions and restrictions determined by the Committee, provided that such additional provisions and restrictions do not violate the terms of the Plan.

8. Allotment of Shares: Subject to the terms of the Plan, the Committee shall determine and fix, in its Discretion, the number or maximum number of shares with respect to which each Participant may be granted Awards; provided, however, that no Incentive Option may be granted under the Plan to any one Participant which would result in the aggregate fair market value, determined as of the date the option is granted, of underlying stock with respect to which Incentive Options are exercisable for the first time by such Participant during any calendar year under any plan maintained by the Corporation (or any parent or Subsidiary of the Corporation) exceeding $100,000.

9. Stock Options: Subject to the terms of the Plan, the Committee, in its Discretion, may grant to Participants either Incentive Options, Nonqualified Options or any combination thereof; provided, however, that an Incentive Option may only be granted to an employee of the Corporation or a Subsidiary, and in the case of a Subsidiary only if (i) the Subsidiary is treated as a disregarded entity owned by the Corporation, or (ii) the Subsidiary is a corporation (or is treated as a disregarded entity owned by a corporation) fifty percent or more of the combined voting power of all classes of stock of which is owned, directly or indirectly, by the Corporation. Each option granted under the Plan shall designate the number of shares covered thereby, if any, with respect to which the option is an Incentive Option, and the number of shares covered thereby, if any, with respect to which the option is a Nonqualified Option.

Outside directors who are first elected or appointed to the Corporation’s Board after April 24, 2007 (the last date on which stock options may be grated under the Amerigon Incorporated 1997 Stock Incentive Plan) shall be granted automatically (without any action by the Committee or the Board) a Nonqualified Option to purchase 10,000 shares of Common Stock (subject to adjustments as provided in Paragraph 5). The date of grant of such Nonqualified Option shall be the date such outside director is first elected or appointed to the Corporation’s Board. In addition, on the first business day of each calendar year during the term of this Plan, commencing with the first business day occurring in 2008, each outside director then in office shall be granted automatically (without any action by the Committee or the Board) a Nonqualified Option to purchase 10,000 shares of Common Stock (subject to adjustments as provided in Paragraph 5). An outside director may not receive more than one Nonqualified Option under this paragraph in any calendar year. Notwithstanding anything in this Plan to the contrary, the purchase price per share of the Common Stock covered by each Nonqualified Option granted to an outside director pursuant to this paragraph shall be 100 percent of the fair market value of the stock on the date on which such option is granted. Each Nonqualified Option granted to an outside director under this paragraph shall become fully exercisable on the first anniversary of the date of grant, shall terminate on the tenth anniversary of the date of grant, and shall be subject to earlier termination or adjustment as follows: (1) if an outside director’s services as a member of the Board terminate for any reason other than total disability, death or retirement on or after age 65 and after ten years of service as a member of the Board, any portion of a Nonqualified Option granted pursuant to this paragraph which is not then exercisable shall terminate and any portion of such Nonqualified Option which is then exercisable may be exercised for two years after the date of such termination or until the expiration of the stated term, whichever first occurs; (2) if an outside director’s services as a member of the Board terminate because of total disability (as determined by the Committee) or death, then all Nonqualified Options granted pursuant to this paragraph shall become immediately exercisable and may be exercised for two years after the effective date of the termination of service or until the expiration of the stated term, whichever occurs first; and (3) if an outside director retires on or after age 65 and after ten years of service as a member of the Board, all Nonqualified Options granted pursuant to this paragraph shall become immediately exercisable and may be exercised for five years after the date of retirement or until the expiration of the stated term, whichever occurs first.

10. Stock Option Price: Subject to the rules set forth in this Paragraph 10 and to the provisions in Paragraph 9 above relating to automatic Nonqualified Options issued to outside directors, the Committee, in its Discretion, shall establish the price per share for which the shares covered by the option may be purchased. With respect to an Incentive Option, such option price shall not be less than 100% of the fair market value of the stock on the date on which such option is granted; provided, however, that with respect to an Incentive Option granted to a Participant who at the time of the grant owns (after applying the attribution rules of Section 424(d) of the Code) more than 10% of the total combined voting stock of the Corporation or of any parent or Subsidiary, the option price shall not be less than 110% of the fair market value of the stock on the date such option is granted. With respect to a Nonqualified Option, the option price shall not be less than 100% of the fair market value of the stock on the date such option is granted. Fair market value of a share shall be determined by the Committee and may be determined by taking the mean between the highest and lowest quoted selling prices of the Corporation’s stock on any exchange or other market on which the shares of Common Stock of the Corporation shall be traded on such date or, if there are no sales on such date, on the next preceding or following day on which there are sales. The option price shall be subject to adjustment in accordance with the provisions of Paragraph 5 of the Plan.

11. Payment of Stock Option Price: At the time of the exercise in whole or in part of any stock option granted hereunder, payment of the option price in full in cash or, with the consent of the Committee, in Common Stock of the Corporation, shall be made by the Participant for all shares so purchased. In the Discretion of, and subject to such conditions as may be established by, the Committee, payment of the option price may also be made by the Corporation retaining from the shares to be delivered upon exercise of the stock option that number of shares having a fair market value on the date of exercise equal to the option price of the number of shares with respect to which the Participant exercises the option. In the Discretion of the Committee, a Participant may exercise an option, if then exercisable, in whole or in part, by delivery to the Corporation of written notice of the exercise in such form as the Committee may prescribe, accompanied by irrevocable instructions to a stock broker to promptly deliver to the Corporation full payment for the shares with respect to which the option is exercised from the proceeds of the stock broker’s sale of or loan against some or all of the shares (a “Regulation T Stock Option Exercise”). In the event the Corporation then has in effect a stock repurchase program, in its Discretion and subject to such terms and conditions as it may impose, the Committee may permit a Participant to exercise an option and pay the option price by delivering to the Corporation a written notice of exercise which includes a request that the Corporation repurchase (and retain the repurchase price of) that number of the option shares having a fair market value on the date of exercise equal to the option price of the number of shares with respect to which the Participant exercises the option. Such payment may also be made in such other manner as the Committee determines is appropriate, in its Discretion. No Participant shall have any of the rights of a shareholder of the Corporation under any stock option until the actual issuance of shares to said Participant, and prior to such issuance no adjustment shall be made for dividends, distributions or other rights in respect of such shares, except as provided in Paragraph 5.

12. Stock Appreciation Rights: Subject to the terms of the Plan, the Committee may grant stock appreciation rights to Participants either in conjunction with, or independently of, any stock options granted under the Plan. A stock appreciation right granted in conjunction with a stock option may be an alternative right wherein the exercise of the stock option terminates the stock appreciation right to the extent of the number of shares purchased upon exercise of the stock option and, correspondingly, the exercise of the stock appreciation right terminates the stock option to the extent of the number of shares with respect to which the stock appreciation right is exercised. Alternatively, a stock appreciation right granted in conjunction with a stock option may be an additional right wherein both the stock appreciation right and the stock option may be exercised. A stock appreciation right may not be granted in conjunction with an Incentive Option under circumstances in which the exercise of the stock appreciation right affects the right to exercise the Incentive Option or vice versa, unless the stock appreciation right, by its terms, meets all of the following requirements:

(a)	the stock appreciation right will expire no later than the Incentive Option;

(b)	the stock appreciation right may be for no more than the difference between the option price of the Incentive Option and the fair market value of the shares subject to the Incentive Option at the time the stock appreciation right is exercised;

(c)	the stock appreciation right is transferable only when the Incentive Option is transferable, and under the same conditions;

(d)	the stock appreciation right may be exercised only when the Incentive Option is eligible to be exercised; and

(e)	the stock appreciation right may be exercised only when the fair market value of the shares subject to the Incentive Option exceeds the option price of the Incentive Option.

Upon exercise of a stock appreciation right, a Participant shall be entitled to receive, without payment to the Corporation (except for applicable withholding taxes), an amount equal to the excess of or, in the Discretion of the Committee, a portion of the excess of (i) the then aggregate fair market value of the number of shares with respect to which the Participant exercises the stock appreciation right, over (ii) the aggregate fair market value of such number of shares at the time the stock appreciation right was granted. This amount shall be payable by the

Corporation, in the Discretion of the Committee, in cash, in shares of Common Stock of the Corporation, in other property or any combination thereof.

13. Granting and Exercise of Stock Options and Stock Appreciation Rights: Subject to the provisions of this Paragraph 13 and to the provisions in Paragraph 9 above relating to automatic Nonqualified Options issued to outside directors, each stock option and stock appreciation right granted hereunder shall be exercisable at any such time or times or in any such installments as may be determined by the Committee; provided, however, that the aggregate fair market value (determined at the time the option is granted) of the stock with respect to which Incentive Options are exercisable for the first time by a Participant during any calendar year shall not exceed $100,000. A Participant may exercise a stock option or stock appreciation right, if then exercisable, in whole or in part, by delivery to the Corporation of written notice of the exercise, in such form as the Committee may prescribe, accompanied, in the case of a stock option, by payment for the shares with respect to which the stock option is exercised as provided in Paragraph 11 (unless the Committee, in its Discretion, permits a cashless form of option exercise permitted by Paragraph 11). Except as provided in Paragraph 17 or in Paragraph 9, stock options and stock appreciation rights may be exercised only while the Participant is an employee, outside director, consultant or advisor, as the case may be, of the Corporation or a Subsidiary. Successive stock options and stock appreciation rights may be granted to the same Participant, whether or not the stock option(s) and stock appreciation right(s) previously granted to such Participant remain unexercised. A Participant may exercise a stock option or stock appreciation right, if then exercisable, notwithstanding that stock options and stock appreciation rights previously granted to such Participant remain unexercised.

14. Non-transferability of Stock Options and Stock Appreciation Rights: No stock option or stock appreciation right granted under the Plan to a Participant shall be transferable by such Participant otherwise than by will, or by the laws of descent and distribution, and stock options and stock appreciation rights shall be exercisable, during the lifetime of the Participant, only by the Participant. Notwithstanding the foregoing, in its Discretion and subject to such terms and conditions as it may prescribe, the Committee may permit a Participant to transfer a Nonqualified Option or a related or independently granted stock appreciation right.

15. Term of Stock Options and Stock Appreciation Rights: If not sooner terminated, each stock option and stock appreciation right granted hereunder shall expire not more than ten (10) years from the date of the granting thereof; provided, however, that with respect to an Incentive Option granted to a Participant who, at the time of the grant, owns (after applying the attribution rules of Section 424(d) of the Code) more than 10% of the total combined voting stock of all classes of stock of the Corporation or any parent or Subsidiary, such option shall expire not more than five (5) years after the date of granting thereof.

16. Continuation of Employment: Subject to the provisions of Paragraph 9 above relating to automatic Nonqualified Options issued to outside directors, the Committee may require, in its Discretion, that any Participant under the Plan to whom a stock option or a stock appreciation right shall be granted shall agree in writing as a condition of the granting of such stock option or stock appreciation right to remain an employee, consultant, advisor or outside director of the Corporation or a Subsidiary, as the case may be, for a designated minimum period from the date of the granting of such stock option or stock appreciation right as shall be fixed by the Committee, and the Committee may further require, in its Discretion, that any Participant agree in writing to comply with any confidentiality, non-solicitation, non-competition and non-disparagement provisions and covenants that the Committee may require as a condition precedent to the exercise of a stock option or a stock appreciation right.

17. Termination of Employment: Subject to the provisions of Paragraph 9 above relating to automatic Nonqualified Options issued to outside directors, if the employment of an employee Participant terminates, if the consultancy or advisorship of a consultant or advisor Participant terminates, or if an outside director Participant ceases to be a director (hereinafter collectively referred to as a “termination of employment”), the Committee may, in its Discretion, permit the exercise of stock options and stock appreciation rights granted to such Participant (a) for a period not to exceed three months following such termination of employment (or one year following termination of employment on account of the Participant’s death or permanent disability) with respect to Incentive Options or related stock appreciation rights, and (b) for a period not to extend beyond the expiration date with respect to Nonqualified Options or related or independently granted stock appreciation rights. In no event, however, shall a stock option or a stock appreciation right be exercisable subsequent to its expiration date. Subject to the provisions of Paragraph 9, a stock option or stock appreciation right may only be exercised after a Participant’s termination of employment to the extent exercisable on the date of termination of employment; provided, however, that if the termination of employment is due to the Participant’s death, permanent disability or retirement at a retirement age permitted under the Corporation’s or Subsidiary’s retirement plan or policies, or if the termination of employment results from action by the Corporation or a Subsidiary without cause or from an agreement between the Corporation or a Subsidiary and the Participant (hereinafter collectively referred to as a “qualifying termination of employment”), the Committee, in its Discretion, may permit all or part of the stock options and stock appreciation rights granted to such Participant to thereupon become exercisable in full or in part. For purposes of this Paragraph 17 and any other provision of the Plan where the term is used, the Committee’s definition of “cause” shall be final and conclusive.

18. Restricted Stock or Restricted Stock Units: Subject to the terms of the Plan, the Committee may award Participants shares of restricted stock and/or the Committee may grant Participants restricted units with respect to a specified number of shares of stock. All shares of restricted stock and all restricted stock units granted to Participants under the Plan shall be subject to the following terms and conditions (and to such other terms and conditions prescribed by the Committee):

(a)	At the time of each award of restricted shares or restricted stock units, there shall be established for the shares or units a restricted period, which period may differ among Participants and may have different expiration dates with respect to portions of shares or units covered by the same award. Notwithstanding the foregoing, (i) the restricted period for non-performance-based restricted stock awards (excluding those described in (iiii) below) shall not be less than three years, (ii) the restricted period for performance-based restricted stock awards shall not be less than one year and (iii) the restricted period for non-performance-based restricted stock awards that are granted to Participants who elect to receive such awards in lieu of a cash bonus shall not be less than one year.

(b)	Unless otherwise provided in the written grant agreement, shares of restricted stock or restricted stock units granted to a Participant may not be sold, assigned, transferred, pledged, hypothecated or otherwise encumbered during the restricted period applicable to such shares or units. Except for such restrictions on transfer, a Participant may be provided all of the rights of a shareholder in respect of restricted shares including, but not limited to, the right to receive dividends on, and the right to vote, the shares. A Participant shall have no ownership interest in shares of stock with respect to which restricted stock units are granted; provided, however, that the Committee may, in its Discretion, permit payment to such Participant of dividend equivalents on such units equal to the amount of dividends, if any, which are paid on that number of shares with respect to which the restricted stock units are granted.

(c)	Unless otherwise provided in the written grant agreement, if there is a termination of employment of a Participant, all shares or units granted to the Participant which are still subject to the restrictions imposed by Paragraph 18(b) shall upon such termination of employment be forfeited and transferred back to the Corporation, without payment of any consideration by the Corporation; provided, however, that in the event of a qualifying termination of employment, the Committee may, in its Discretion, release some or all of the shares or units from the restrictions. In addition to or in lieu of conditioning the release of restrictions applicable to restricted shares or restricted stock units on the continued employment of the Participant for the restricted period applicable to the shares or units, the Committee may condition release of the restrictions on the attainment of one or more performance goals during the restricted period (hereinafter referred to as a “performance-based restricted share or restricted stock unit award”).

(d)	The performance goal(s) applicable to a performance-based restricted share or restricted stock unit award shall be based upon free cash flow, cash flow return on investment, stock price, market share, sales, revenues, earnings per share, return on equity, total stockholder return, costs, net income, working capital turnover, inventory or receivable turnover and/or margins of the Corporation, a Subsidiary, or a division or unit thereof. The specific targets and other details of the performance goal(s) shall be established by the Committee, in its Discretion. A performance goal must, however, be objective so that a third party with knowledge of the relevant facts could determine whether the goal has been attained. The performance goal(s) applicable to a performance-based restricted share or restricted stock unit award shall be established by the Committee in writing on or before the date the award is made, and there must be substantial uncertainty whether a performance goal(s) will be attained at the time it is established by the Committee.

(e)	Unless otherwise determined by the Committee in the case of a Participant who dies or becomes permanently disabled, the restrictions imposed by Paragraph 18(b) on restricted shares or restricted stock units subject to a performance-based restricted share or restricted stock unit award shall lapse only after (i) the attainment of the performance goal(s) during the restricted period, and (ii) issuance of a written certification by the Committee (including approved minutes of the meeting of the Committee at which the certification is made) that the performance goal(s) and any other material terms of the award have been attained or satisfied. If the performance goal(s) applicable to a performance-based restricted share or restricted stock unit award has not been attained by the end of the restricted period, the shares or units subject to the award shall be forfeited and transferred back to the Corporation by the Participant, without payment of any consideration by the Corporation.

(f)	Shares of restricted stock (including shares of performance based restricted stock) granted under the Plan may be evidenced in such manner as the Committee may deem appropriate, including, without limitation, book-entry registration or issuance of stock certificates. If stock certificates are issued in respect of shares of restricted stock, such certificates shall be registered in the name of the Participant, deposited with the Corporation or its designee, together with a stock power endorsed in blank, and, in the Discretion of the Committee, a legend shall be placed upon such certificates reflecting that the shares represented thereby are subject to restrictions against transfer and forfeiture.

(g)	After the expiration of the restricted period applicable to restricted shares (and/or, in the case of performance-based restricted shares, after attainment of the applicable performance goal(s) and issuance of the written certification by the Committee pursuant to Paragraph 18(e)), the Corporation shall deliver to the Participant or the legal representative of the Participant’s estate stock certificates for such shares. If stock certificates were previously issued for the shares and a legend has been placed on such certificate, the Corporation shall cause such certificates to be reissued without the legend.

(h)	After the expiration of the restricted period applicable to restricted stock units (and/or, in the case of performance-based restricted stock units, after attainment of the applicable performance goal(s) and issuance of the written certification by the Committee pursuant to Paragraph 18(e)), the Corporation shall pay to the Participant an amount equal to the then fair market value of the shares to which the restricted stock units relate. In the Discretion of the Committee, such amount may be paid in cash, stock, other property or any combination thereof; provided, however, that the amount of cash and the value of any other property paid to a Participant during any calendar year in settlement of a performance-based restricted stock unit award shall not exceed $1 million. Moreover, in the Discretion of the Committee, such amount may be paid in a lump sum or in installments, on a current or deferred basis, with provision for the payment or crediting of an additional amount on installment or deferred payments based upon a reasonable rate of interest or the actual rate of return on one or more predetermined specific investments, in the Discretion of the Committee.

In the case of events such as stock dividends, stock splits, recapitalizations, mergers, consolidations or reorganizations of or by the Corporation any stock, securities or other property which a Participant receives or is entitled to receive by reason of his ownership of restricted shares (including performance-based restricted shares)

shall, unless otherwise determined by the Committee, be subject to the same restrictions applicable to the restricted shares.

Performance-based restricted share and restricted stock unit awards under the Plan are intended to constitute qualified performance-based compensation for purposes of Section 162(m)(4)(c) of the Code and the Treasury Regulations thereunder, and the provisions of this Paragraph 18 (and the other provisions of the Plan relating to performance-based restricted share and restricted stock unit awards) shall be interpreted and administered to effectuate that intent. Moreover, the Committee may revise or modify the requirements of this Paragraph 18 or the terms of outstanding performance-based restricted share and restricted stock unit awards to the extent the Committee determines, in its Discretion, that such revision or modification is necessary for such awards to constitute qualified performance-based compensation.

19. Performance Shares: The Committee may grant to a Participant the right to obtain performance shares subject to the following terms and conditions:

(a)	The Participant’s right to obtain performance shares shall be subject to attainment of one or more performance goals over a performance period prescribed by the Committee.

(b)	The performance goal applicable to an award to a Participant of the right to obtain performance shares shall be based upon free cash flow, cash flow return on investment, stock price, market share, sales, revenues, earnings per share, return on equity, total stockholder return, costs, net income, working capital turnover, inventory or receivable turnover and/or margins of the Corporation, a Subsidiary, or a division or unit thereof. The specific targets and other details of the performance goal shall be established by the Committee in its Discretion. A performance goal must, however, be objective so that a third party with knowledge of the relevant facts could determine whether the goal has been attained.

(c)	The performance goal applicable to an award to a Participant of the right to obtain performance shares shall be established by the Committee in writing at any time during the period beginning on the date of the award and ending on the earlier of (i) ninety (90) days after commencement of the performance period applicable to the award, or (ii) expiration of the first 25% of the performance period; provided, however, that there must be substantial uncertainty whether a performance goal will be attained at the time it is established by the Committee.

(d)	The performance goal established by the Committee must prescribe an objective formula or standard, that could be applied by a third party having knowledge of the relevant performance results, to compute the number of performance shares issuable to the Participant if the goal is attained.

(e)	Unless otherwise determined by the Committee in the case of a Participant who dies or becomes permanently disabled, performance shares shall be issued to a Participant only after (i) expiration of the performance period and attainment of the performance goal applicable to the award, and (ii) issuance of a written certification by the Committee (including approved minutes of the meeting of the Committee at which the certification is made) that the performance goal and any other material terms of the award have been attained or satisfied.

(f)	No Participant shall have any of the rights of a shareholder of the Corporation in respect of the shares covered by a performance share award until the actual issuance of the shares to said Participant and, prior to such issuance, no adjustments shall be made for dividends, distributions or other rights in respect of such shares, except as provided in Paragraph 5.

(g)	In its Discretion and subject to such terms and conditions as it may impose, the Committee may permit a Participant to elect to defer receipt of performance shares to a time later than the time the shares otherwise would be issued to the Participant. In such event, the Committee may, in its Discretion, provide for the payment by the Corporation of an additional amount representing interest at a reasonable rate or the actual rate of return on one or more predetermined specific investments, as determined by the Committee.

(h)	In the Discretion of the Committee, in lieu of settling a performance share award by issuance of shares of Common Stock of the Corporation to a Participant, all or a portion of the award may be settled by payment of cash or other property to the Participant in an amount or having a value equal to the then value of the otherwise issuable shares; provided, however, that the amount of cash and the value of any other property paid to any Participant during any calendar year in settlement of a performance share award shall not exceed $1,000,000.

(i)	Unless otherwise determined by the Committee, performance shares or rights therein awarded to a Participant may not be sold, assigned, transferred, pledged, hypothecated or otherwise encumbered by the Participant at any time before actual issuance of the shares to the Participant.

(j)	In its Discretion, the Committee may subject a performance share award to a Participant to any other terms or conditions not inconsistent with the foregoing, including, without limitation, a requirement that the Participant remain an employee of the Corporation or a Subsidiary (including at or above a specified salary grade), or that the Participant remain a consultant, advisor or outside director of the Corporation or a Subsidiary, for the entire performance period applicable to the award.

Performance share awards under the Plan are intended to constitute qualified performance-based compensation for purposes of Section 162(m)(4)(c) of the Code and the Treasury Regulations thereunder, and the provisions of this Paragraph 19 (and the other provisions of the Plan relating to performance share awards) shall be interpreted and administered to effectuate that intent. Moreover, the Committee may revise or modify the requirements of this Paragraph 19 or the terms of outstanding performance share awards to the extent the Committee determines, in its Discretion, that such revision or modification is necessary for such awards to constitute qualified performance-based compensation.

20. Other Stock-Based Awards: The Committee may grant to Participants such other awards that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, shares of Common Stock of the Corporation as are deemed by the Committee, in its Discretion, to be consistent with the purposes of the Plan; provided, however, that such grants must comply with applicable law. Without limitation, the Committee may permit a Participant to make a current, outright purchase of shares of Common Stock of the Corporation, which shares may or may not be subject to any restrictions or conditions, for a price equal to, less than or greater than the then fair market value of the shares, with the price payable by the Participant in such form and manner and at such time as determined by the Committee in its Discretion.

21. Investment purpose: If the Committee, in its Discretion, determines that as a matter of law such procedure is or may be desirable, it may require a Participant, upon any acquisition of stock hereunder and as a condition to the Corporation’s obligation to deliver certificates representing such shares, to execute and deliver to the Corporation a written statement in form satisfactory to the Committee, representing and warranting that the Participant’s acquisition of shares of stock shall be for such person’s own account, for investment and not with a view to the resale or distribution thereof and that any subsequent offer for sale or sale of any such shares shall be made either pursuant to (a) a Registration Statement on an appropriate form under the Securities Act of 1933, as amended (the “Securities Act”), which Registration Statement has become effective and is current with respect to the shares being offered and sold, or (b) a specific exemption from the registration requirements of the Securities Act, but in claiming such exemption the Participant shall, prior to any offer for sale or sale of such shares, obtain a favorable written opinion from counsel for or approved by the Corporation as to the availability of such exemption. The Corporation may endorse an appropriate legend referring to the foregoing restriction upon the certificate or certificates representing any shares issued or transferred to the Participant under the Plan.

22 Rights to Continued Employment: Nothing contained in the Plan or in any Award granted pursuant to the Plan, nor any action taken by the Committee hereunder, shall confer upon any Participant any right with respect to continuation of employment or service as an employee, consultant, advisor or outside director of the Corporation or a Subsidiary nor interfere in any way with the right of the Corporation or a Subsidiary to terminate such person’s employment or service at any time with or without cause.

23. Withholding Payments: If, upon the grant, exercise, release of restrictions or settlement of or in respect of an Award, or upon any other event or transaction under or relating to the Plan, there shall be payable by the Corporation or a Subsidiary any amount for income or employment tax withholding, in the Committee’s Discretion, either the Corporation shall appropriately reduce the amount of stock, cash or other property to be paid to the Participant or the Participant shall pay such amount to the Corporation or Subsidiary to enable it to pay or to reimburse it for paying such income or employment tax withholding. The Committee may, in its Discretion, permit Participants to satisfy such withholding obligations, in whole or in part, by electing to have the amount of Common Stock delivered or deliverable by the Corporation in respect of an Award appropriately reduced, or by electing to tender Common Stock back to the Corporation subsequent to receipt of such stock in respect of an Award. The Corporation or any of its Subsidiaries shall also have the right to withhold the amount of such taxes from any other sums or property due or to become due from the Corporation or any of its Subsidiaries to the Participant upon such terms and conditions as the Committee shall prescribe. The Corporation may also defer issuance of stock under the Plan until payment by the Participant to the Corporation or any of its Subsidiaries of the amount of any such tax. In the case of a Regulation T Stock Option Exercise, the Committee may in its Discretion permit the Participant to irrevocably instruct a stock broker to promptly deliver to the Corporation an amount (in addition to the option exercise price) equal to any withholding tax owing in respect of such option exercise from the proceeds of the stock broker’s sale of or loan against some or all of the shares. In the event the Corporation then has in effect a stock repurchase program, in its discretion and subject to such terms and conditions as it may impose, the Committee may permit Participants to satisfy their withholding tax obligations by requesting that the Corporation repurchase (and retain the repurchase price of) that number of shares issuable or issued under the Plan having a then fair market value equal to the amount of withholding tax due. The Committee may make such other arrangements with respect to income or employment tax withholding as it shall determine. In no event shall shares be withheld in excess of the minimum number required for tax withholding under applicable law.

24. Change in Control: Notwithstanding any other provision of the Plan or any provision of a grant or award agreement, in the event the Committee determines that there has been or will be a change in control of the Corporation or of any Subsidiary, the Committee may, without the consent of the holder, provide for any treatment of outstanding Awards which it determines, in its Discretion, to be appropriate. Such treatment may include, without limitation, acceleration of vesting of stock options and stock appreciation rights, release of restrictions applicable to restricted stock or restricted stock units, or deeming performance share awards and performance-based restricted share and restricted stock unit awards to have been earned. In determining whether there has been or will be a change in control of the Corporation or of any Subsidiary, the Committee may utilize a definition it deems appropriate of a change in control, including any such definition contained in any existing agreement between the Corporation or a Subsidiary and one of its senior executives.

25. Effectiveness of Plan: The Plan shall be effective on the date the Board adopts the Plan, provided that the shareholders of the Corporation approve the Plan within twelve (12) months of that date. Awards may be granted prior to shareholder approval of the Plan, but each such Award shall be subject to shareholder approval of the Plan. Without limitation, no stock option or stock appreciation right may be exercised and no performance or other shares may be issued prior to shareholder approval, and any restricted stock or restricted stock units awarded are subject to forfeiture if such shareholder approval is not obtained.

26. Termination, Duration and Amendments of Plan: The Plan may be abandoned or terminated at any time by the Board. Unless sooner terminated by the Board, the Plan shall terminate on the date ten (10) years after its adoption by the Board, and no Awards may be granted thereafter. The termination of the Plan shall not affect the validity of any Award outstanding on the date of termination.

For the purpose of conforming to any changes in applicable law or governmental regulations, or for any other lawful purpose, the Board shall have the right, without approval of the shareholders of the Corporation, to amend or revise the terms of the Plan at any time; provided however, that no such amendment or revision shall (i) with respect to the Plan, increase the maximum number of shares in the aggregate which are subject to the

Plan or with respect to which Awards may be made to individual Participants (subject, however, to the provisions of Paragraph 5), materially change the class of persons eligible to be Participants under the Plan, establish additional and different business criteria on which performance goals applicable to performance share awards or performance-based restricted share or restricted stock unit awards are based, or materially increase the benefits accruing to Participants under the Plan, without approval or ratification of the shareholders of the Corporation; or (ii) with respect to an Award previously granted under the Plan, except as otherwise specifically provided in the Plan, alter or impair any such Award without the consent of the holder thereof.

27. Section 409A of the Code: Notwithstanding any other provision of the Plan, no award under the Plan shall have any terms or features (including, without limitation, terms or features relating to the type of award, time of or events triggering vesting, method of exercise or payment of withholding tax, method of settlement, form and timing of consideration payable in settlement, or deferral or other elections), whether at the time of grant or subsequent to the time of grant, that would cause the award to be nonqualified deferred compensation that fails to comply with the requirements under Section 409A of the Code and the guidance and regulations issued thereunder. Moreover, notwithstanding any other provision of the Plan, no action may be taken by the Committee or the Board under or in respect of the Plan (including, without limitation, Plan amendments under Paragraph 26 or adjustments under Paragraph 5) that would cause the Plan or any award under the Plan to be a nonqualified deferred compensation plan that fails to comply with the requirements of Section 409A of the Code and the guidance and regulations issued thereunder.

* * *

Appendix B

Proposed Amendment to

Amerigon Incorporated

2006 Equity Incentive Plan

The Amerigon Incorporated 2006 Equity Incentive Plan (the “Plan”) is hereby amended as follows:

1. Increase in Share Limit. The Share Limit referenced in Section 5 of the Plan is hereby increased from 1,800,000 to 3,600,000; provided, however, that such Share Limit shall continue to be subject to adjustments as provided in Paragraph 5 of the Plan with respect to stock dividends, stock splits, recapitalizations, mergers, consolidations or regorganizations of or by the Corporation.

2. Limitation on “Full Value” Awards. The following sentence is inserted in Section 5 immediately after the first sentence of such Section 5:

“Notwithstanding the foregoing, from and after April 1, 2009, the maximum number of shares of stock that may be issued pursuant to Awards in the form of restricted stock, restricted stock units, performance shares or other stock-based awards granted under the Plan shall not exceed 150,000 shares of Common Stock of the Corporation (subject to adjustments as provided in this Paragraph 5).”

3. Revisions to Change in Control Provision. Each reference in Section 24 to “or of any Subsidiary” is hereby deleted. The last sentence of Section 24 is hereby deleted and replaced with the following:

“For purposes of the Plan, a “change in control” shall mean any of the following:

(a)	the consummation of a merger, consolidation or reorganization involving the Corporation, unless securities representing more than fifty percent (50%) of the total combined voting power of the voting securities of the successor corporation are immediately thereafter beneficially owned, directly or indirectly and in substantially the same proportion, by the persons who beneficially owned the Corporation’s outstanding voting securities immediately prior to such transaction;

(b)	the consummation of a transfer, sale or other disposition, in one or a series of related transactions, of all or substantially all of the Corporation’s assets to any individual entity or group (a “Person”) (other than any Person that is directly controlled by or under common control with the Corporation);

(c)	the consummation of an acquisition, directly or indirectly, by any Person (other than the Corporation or any Person that is directly controlled by or under common control with the Corporation), of beneficial ownership (within the meaning of Rule 13d-3 of the Securities Exchange Act of 1934, as amended) of securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation’s outstanding securities;

(d)	individuals who, as of the date hereof, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided that, any individual who becomes a director of the Corporation subsequent to the date hereof whose election, or nomination for election, by the Corporation’s shareholders was approved by the vote of at least a majority of the Independent Directors (as defined by Nasdaq Marketplace Rule 4200a(15) or, if the Corporation ceases to be listed on The Nasdaq Stock Market and is instead listed on another stock exchange, then as defined by the applicable rules of such other stock exchange) then comprising the Incumbent Board shall be deemed a member of the Incumbent Board; or

(e)	the consummation of a complete liquidation or dissolution of the Corporation.

In no event, however, shall a Change in Control be deemed to occur in connection with (a) a merger or reorganization of the Corporation, the sole purpose of which is to reincorporate the Corporation in a different state, or (b) any public offering of stock, the primary purpose of which is to raise additional capital.”

The section headings contained in this Amendment are inserted for convenience only and will not affect in any way the meaning or interpretation of this Amendment.

* * *

B-1

PROXY

AMERIGON INCORPORATED

21680 HAGGERTY ROAD

SUITE 101

NORTHVILLE, MICHIGAN 48167

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS:

The Notice of Meeting and proxy statement are available at www.amerigon.com and at

www.envisionreports.com/ARGN; however, the only means by which you are able to deliver your proxy is by dating and signing this proxy card and returning it prior to the Annual Meeting of Shareholders.

The undersigned, revoking all prior proxies, hereby appoints Daniel R. Coker and Barry G. Steele as Proxies, each with the power to appoint his or her substitute, and hereby, authorizes them to represent and to vote, as designated below, all the shares of Common Stock of Amerigon Incorporated held of record by the undersigned on April 9, 2009 at the annual meeting of shareholders to be held on May 14, 2009 or any adjournment thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE DIRECTOR NOMINEES AND FOR THE ADOPTION OF THE AMENDMENT TO THE AMERIGON INCORPORATED 2006 EQUITY INCENTIVE PLAN. WITH RESPECT TO ANY OTHER BUSINESS PROPERLY BROUGHT BEFORE THE ANNUAL MEETING AND ANY ADJOURNMENTS THEREOF, THIS PROXY WILL BE VOTED IN THE DISCRETION OF DANIEL R. COKER AND BARRY G. STEELE IN ACCORDANCE WITH THEIR BEST JUDGMENT.

☒  Please mark your votes as in this example

ELECTION OF DIRECTORS: The election to the Board of Directors of the nominee(s) specified in the Proxy Statement:

Lon E. Bell, Francois J. Castaing, Daniel R. Coker, John M. Devine,
Maurice E.P. Gunderson, Oscar B. Marx III and James J. Paulsen

☐ FOR all nominees	☐ WITHHOLD from all nominees ☐ WITHHOLD from the nominees listed below

(INSTRUCTION: To withhold authority to vote for particular nominee(s), write the name(s) of the nominee(s) in the space below.

If you list less than all of the nominees below, your shares will be voted FOR the remaining nominee(s))

PROPOSAL:  To approve an amendment to the Amerigon Incorporated 2006 Equity Incentive Plan.        ☐  FOR    ☐  AGAINST    ☐  ABSTAIN

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

NOTE: PLEASE SIGN EXACTLY AS YOUR NAME APPEARS ON THIS PROXY CARD. IF SHARES ARE HELD JOINTLY, EACH HOLDER SHOULD SIGN. EXECUTORS, ADMINISTRATORS, TRUSTEES, GUARDIANS, ATTORNEYS AND AGENTS SHOULD GIVE THEIR FULL TITLES. IF THE STOCKHOLDER IS A CORPORATION, SIGN IN FULL CORPORATE NAME BY THE AUTHORIZED OFFICER.

Signature
Signature (if jointly held)
Dated:	, 2009